                                                                  EXHIBIT 4.5






                      FOUNDATION HEALTH SYSTEMS, INC.
                       401(k) ASSOCIATE SAVINGS PLAN

             (as amended and restated as of September 1, 1997)

                      FOUNDATION HEALTH SYSTEMS, INC.
                       401(k) ASSOCIATE SAVINGS PLAN

                             TABLE OF CONTENTS

ARTICLE 1  TITLE AND PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE 3  PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Section 3.1.  Eligibility for Participation . . . . . . . . . . . . . . . . . .8
     Section 3.2.  Application for Salary Deferral Contributions . . . . . . . . . .9
     Section 3.3.  Transfer to Affiliates. . . . . . . . . . . . . . . . . . . . . .9

ARTICLE 4  EMPLOYER CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 4.1.  Profit Sharing Contributions. . . . . . . . . . . . . . . . . . 10
     Section 4.2.  Salary Deferral Contributions . . . . . . . . . . . . . . . . . 11
     Section 4.3.  Annual Limit on Salary Deferral Contributions . . . . . . . . . 11
     Section 4.4.  Matching Contributions. . . . . . . . . . . . . . . . . . . . . 13
     Section 4.5.  Limitations on Contributions for Highly
                   Compensated Employees. . . . . . . . . . . . . . . . . . . . . .15
     Section 4.6.  Limitation on Employer Contributions. . . . . . . . . . . . . . 22

ARTICLE 5  ROLLOVER CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 5.1.  Requirements for Rollover Contributions . . . . . . . . . . . . 23
     Section 5.2.  Delivery of Rollover Contributions. . . . . . . . . . . . . . . 23
     Section 5.3.  Special Accounting Rules for Rollover Contributions . . . . . . 24

ARTICLE 6  TRUST AND INVESTMENT FUNDS. . . . . . . . . . . . . . . . . . . . . . . 25
     Section 6.1.  Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     Section 6.2.  Investment Funds. . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE 7  PARTICIPANT ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . 26
     Section 7.1.  Participant Accounts and Investment Elections . . . . . . . . . 26
     Section 7.2.  Investments in Company Stock Fund . . . . . . . . . . . . . . . 29
     Section 7.3.  Valuation of Funds and Plan Accounts. . . . . . . . . . . . . . 30
     Section 7.4.  Allocation of Contributions Among Participants' Accounts. . . . 31
     Section 7.5.  Statutory Limitations on Allocations to Accounts. . . . . . . . 33
     Section 7.6.  Correction of Error . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE 8  WITHDRAWALS, LOANS AND DISTRIBUTIONS. . . . . . . . . . . . . . . . . . 36
     Section 8.1.  Withdrawals Prior to Termination of Employment. . . . . . . . . 36
     Section 8.2.  Loans to Participants . . . . . . . . . . . . . . . . . . . . . 40
     Section 8.3.  Distribution Upon Termination of Employment . . . . . . . . . . 41
     Section 8.4.  Time and Form of Distribution upon Termination of Employment. . 44
     Section 8.5.  Special Rules Relating to Election of Annuity
                   Form of Benefit . . . . . . . . . . . . . . . . . . . . . . . . 50
     Section 8.6.  Designation of Beneficiary. . . . . . . . . . . . . . . . . . . 52
     Section 8.7.  Distributions to Minor and Disabled Distributees. . . . . . . . 54
     Section 8.8.  Missing Person. . . . . . . . . . . . . . . . . . . . . . . . . 54
     Section 8.9.  Successive Employer . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE 9  SPECIAL PARTICIPATION RULES . . . . . . . . . . . . . . . . . . . . . . 57
     Section 9.1.  Change of Employment Status . . . . . . . . . . . . . . . . . . 57
     Section 9.2.  Reemployment of an Eligible Employee Whose Employment
                   Terminated Prior to Becoming a Participant . . . . . . . . . . .57
     Section 9.3.  Reemployment of a Terminated Participant. . . . . . . . . . . . 58
     Section 9.4.  Employment by Related Entities. . . . . . . . . . . . . . . . . 59
     Section 9.5.  Leased Employees. . . . . . . . . . . . . . . . . . . . . . . . 60
     Section 9.6.  Reemployment of Veterans. . . . . . . . . . . . . . . . . . . . 60

ARTICLE 10  SHAREHOLDER RIGHTS WITH RESPECT TO COMPANY STOCK . . . . . . . . . . . 63
     Section 10.1.  Voting Shares of Company Stock . . . . . . . . . . . . . . . . 63
     Section 10.2.  Tender Offers. . . . . . . . . . . . . . . . . . . . . . . . . 64

ARTICLE 11  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     Section 11.1.  The Committee. . . . . . . . . . . . . . . . . . . . . . . . . 66
     Section 11.2.  Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . 69
     Section 11.3.  Notices to Participants. . . . . . . . . . . . . . . . . . . . 71
     Section 11.4.  Notices to the Committee . . . . . . . . . . . . . . . . . . . 71
     Section 11.5.  Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     Section 11.6.  Reports of Trustee and Accounting to Participants. . . . . . . 72

ARTICLE 12  PARTICIPATION BY OTHER EMPLOYERS . . . . . . . . . . . . . . . . . . . 72
     Section 12.1.  Adoption of Plan . . . . . . . . . . . . . . . . . . . . . . . 72
     Section 12.2.  Withdrawal from Participation. . . . . . . . . . . . . . . . . 73
     Section 12.3.  Continuance by a Successor . . . . . . . . . . . . . . . . . . 73
     Section 12.4.  Company as Agent for Employers . . . . . . . . . . . . . . . . 74

ARTICLE 13  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     Section 13.1.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     Section 13.2.  Non-Assignability. . . . . . . . . . . . . . . . . . . . . . . 75

     Section 13.3.  Employment Non-Contractual . . . . . . . . . . . . . . . . . . 76
     Section 13.4.  Limitation of Rights . . . . . . . . . . . . . . . . . . . . . 76
     Section 13.5.  Merger or Consolidation with Another Plan. . . . . . . . . . . 77
     Section 13.6.  Gender and Plurals . . . . . . . . . . . . . . . . . . . . . . 77
     Section 13.7.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . 77
     Section 13.8.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . 77
     Section 13.9.  No Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . 78
     Section 13.10. Plan Voluntary . . . . . . . . . . . . . . . . . . . . . . . . 78

ARTICLE 14  TOP-HEAVY PLAN REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . 78
     Section 14.1.  Top-Heavy Plan Determination . . . . . . . . . . . . . . . . . 78
     Section 14.2.  Definitions and Special Rules. . . . . . . . . . . . . . . . . 79
     Section 14.3.  Minimum Contribution for Top-Heavy Years . . . . . . . . . . . 80
     Section 14.4.  Special Rules for Applying Statutory Limitations
                    on Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . 81

ARTICLE 15  AMENDMENT, ESTABLISHMENT OF SEPARATE PLAN AND TERMINATION. . . . . . . 82
     Section 15.1.  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 82
     Section 15.2.  Establishment of Separate Plan . . . . . . . . . . . . . . . . 82
     Section 15.3.  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 83
     Section 15.4.  Trust Fund to Be Applied Exclusively for Participants and
                    Their Beneficiaries. . . . . . . . . . . . . . . . . . . . . . 84

                               ARTICLE 1
                           TITLE AND PURPOSE

          The title of the Plan shall be the "Foundation Health Systems, Inc. 401(k) Associate Savings Plan." The Plan is an amendment and restatement of the Health Systems International, Inc. 401(k) Associate Savings Plan, as in effect on August 31, 1997, and shall be effective as of September 1, 1997 in respect of Participants whose employment terminates on or after such date, PROVIDED, HOWEVER, that:

          (i) any provision that specifies a different effective date shall be effective as of such date,

          (ii) Sections 4.5 and 8.4(d) of the Plan and subdivision (11) of
     Article 2, to the extent such Sections and subdivision reflect modifications required by the Small Business Job Protection Act of 1996, shall be effective January 1, 1997,

          (iii) Section 9.6 of the Plan, to the extent such Section reflects modifications required by the Uniformed Services Employment and Reemployment Rights Act of 1994, shall be effective as of December 12, 1994, and

          (iv) Section 7.5 of the Plan, to the extent such Section reflects modifications required by the Retirement Protection Act of 1994, shall be effective as of January 1, 1995.

Effective September 1, 1997, Foundation Health Corporation, a wholly owned subsidiary of Foundation Health Systems, Inc., shall adopt the provisions of this instrument as an amendment and restatement of the FHC Plan, as hereinafter defined, but shall continue to maintain such plan as a separate plan until the date as of which the trust holding the assets of the FHC Plan shall be merged with and into the trust holding the assets of the Health Systems International, Inc. 401(k) Associate Savings Plan.

          The Plan is designated as a "profit sharing plan" within the meaning of U.S. Treasury Regulation Section 1.401-1(a)(2)(ii).

                                ARTICLE 2
                               DEFINITIONS

          As used herein, the following words and phrases shall have the following respective meanings when capitalized:

          (1) AFFILIATE. (a) A corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as an Employer, (b) a trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the Code) with an Employer, (c) any organization (whether or not incorporated) that is a member of an affiliated service group (within the meaning of section 414(m) of the Code) that includes an Employer, a corporation described in clause (a) of this subdivision or a trade or business described in clause (b) of this subdivision, or (d) any other entity that is required to be aggregated with an Employer pursuant to regulations promulgated under section 414(o) of the Code.

          (2)  AFTER-TAX ACCOUNT.  The account established pursuant to
     Section 7.1 to which a Participant's after-tax contributions, if any, transferred to the Plan from the FHC Plan or the QualMed Plan (or any other plan qualified under section 401(a) of the Code) and any earnings (or losses) thereon are credited.

          (3) BENEFICIARY. A person entitled under Section 8.6 to receive benefits in the event of the death of a Participant.

          (4)  BOARD OF DIRECTORS.  The board of directors of the Company.

          (5) BREAK IN SERVICE. Any period during which an Employee does not perform any Hours of Service for an Employer. For purposes of this definition, an Employee shall be credited with Hours of Service for any period of absence from an Employer during which such Employee (a) is in Qualified Military Service, PROVIDED that the Employee returns to the employ of an Employer within the period prescribed by USERRA, (b) is on an uncompensated leave of absence duly granted by an Employer, or (c) is absent from work for a maximum of 24 consecutive months because of (i) the pregnancy of the Employee, (ii) the birth of the Employee's child,
     (iii) the placement of a child with the Employee in connection with the Employee's adoption of such child, or (iv) the need to care for any such child for a period beginning immediately following such birth or placement. Notwithstanding the foregoing, no Hours of Service shall be credited to an Employee under clause (c) of this subdivision unless the Employee timely furnishes to the Committee a certificate of birth, proof of adoption or other appropriate legal documentation setting forth parentage or adoption.

          (6)  CODE.  The Internal Revenue Code of 1986, as amended.

          (7) COMMITTEE. The committee designated in Section 11.1 to administer the Plan, or any person, corporation, partnership or committee to which the Committee has delegated its responsibilities pursuant to Section 11.1.

          (8) COMPANY. Foundation Health Systems, Inc., a Delaware corporation, and any successor to such corporation that adopts the Plan pursuant to Article 12. In addition, during the period beginning on September 1, 1997 and ending on the Merger Date, Foundation Health Corporation, a Delaware corporation and wholly owned subsidiary of Foundation Health Systems, Inc., shall be the "Company" with respect to the FHC Plan as amended and restated as of September 1, 1997.

          (9) COMPANY STOCK. Class A Common Stock of Foundation Health Systems, Inc.

          (10) COMPANY STOCK FUND. The investment fund established and maintained by the Trustee in accordance with Section 6.2, which shall be available for participant directed investments as of the Effective Date with respect to the FHC Plan and as of the Merger Date with respect to the HSI Plan.

          (11) COMPENSATION. The total earnings paid by an Employer to an Eligible Employee and properly reportable on Form W-2 for a Plan Year (including bonuses and overtime), and all amounts not includible in such Eligible Employee's gross income for federal income tax purposes solely on account of his or her election to have compensation reduced pursuant to the Plan or any other qualified cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan as defined in section 125 of the Code, but excluding any reimbursements or other allowances for automobile, relocation, travel or education expenses (even if includible in the Employee's gross income for federal income tax purposes). An Employee's Compensation in excess of (I) $160,000 for the Plan Year beginning January 1, 1997, and (II) for each subsequent Plan Year, the dollar amount prescribed by section 401(a)(17) of the Code (as adjusted for increases in the cost-of-living) shall not be taken into account for any purposes under the Plan.

          (12) COMPENSATION AND STOCK OPTION COMMITTEE. The Compensation and Stock Option Committee of the Board of Directors of the Company.

          (13) DISABILITY. A disability of an Employee, within the meaning of the long-term disability plan maintained by the Employer of such Employee, on account of which such Employee is eligible for and is receiving long-term disability benefits.

          (14) EFFECTIVE DATE. Except as provided elsewhere, the effective date of this amendment and restatement of the Plan with respect to the Company and each other entity that is an Employer on August 31, 1997 shall be September 1, 1997, and in the case of any other Employer shall be the date designated by such Employer.

          (15) ELIGIBLE EMPLOYEE. With respect to the Company and FHC, any Employee thereof, and with respect to each other Employer, any member of a class of Employees as designated for this purpose by the board of directors of such Employer, but with respect to all Employers, excluding:

               (i) an Employee who (A) is scheduled to perform fewer than 20 Hours of Service per week and (B) performs fewer than 1,000 Hours of Service during the Plan Year,

               (ii) an Employee whose employment is governed by the terms of a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, but which does not provide for participation in the Plan, and

               (iii) an Employee who is a nonresident alien (within the meaning of section 7701(b)(1)(B) of the Code).

          (16) EMPLOYEE. An individual whose relationship with an Employer is, under common law, that of an employee. Notwithstanding the foregoing, no individual who renders services for an Employer shall be considered an Employee for purposes of the Plan if such individual renders such services pursuant to (i) an agreement providing that such services are to be rendered by the individual as an independent contractor, (ii) an agreement with an entity, including a leasing organization within the meaning of section 414(n)(2) of the Code, that is not an Employer or Affiliate or
     (iii) an agreement that contains a waiver of participation in the Plan.

          (17) EMPLOYER. The Company, FHC, each Affiliate listed in EXHIBIT A hereto (as such exhibit is amended from time to time), and each other entity that, with the consent of the Company, elects to participate in the Plan in the manner described in Section 12.1 and any successor entity that adopts the Plan pursuant to Section 12.3. If any such entity withdraws from participation in the Plan pursuant to Section 12.2, or terminates its participation in the Plan pursuant to Section 15.3, then such entity shall thereupon cease to be an Employer.

          (18)  ENTRY DATE.  The first day of each calendar month.

          (19) ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

          (20) FHC. Foundation Health Corporation, a Delaware Corporation and a wholly owned subsidiary of Foundation Health Systems, Inc.

          (21) FHC PLAN. The Foundation Health Corporation Profit Sharing and 401(k) Plan.

          (22)  HOUR OF SERVICE.  Each hour for which:

          (a) an Employee is paid, or entitled to payment, for the performance of duties as an Employee;

          (b) an Employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury, military duty or leave of absence, PROVIDED that no more than 501 Hours of Service will be credited under this paragraph (b) for any single continuous period (regardless of whether such period occurs in a single Plan Year);

          (c) back pay is awarded or agreed to by the Employer or an Affiliate, PROVIDED that such hours shall be credited to the Plan Years to which the award, agreement or payment pertains rather than the Plan Year in which the award, agreement or payment is made.

     For purposes of paragraphs (b) and (c) above, an Hour of Service shall be calculated in accordance with U.S. Department of Labor Regulation
     Section 2530.200b-2 which provides that (i) if a payment is based upon hours, days, weeks or other unit of time the number of Hours of Service credited will be the number of regularly scheduled working hours for such Employee for such unit of time, and (ii) if the payment due is not based upon units of time, the number of Hours of Service credited shall be equal to the amount of the payment divided by the Employee's most recent hourly rate of compensation. For payments made to an Employee without a regular work schedule, the number of hours credited shall be calculated on a reasonable basis which reflects the average hours worked by the Employee, or by other employees in the same job classification, over a representative period of time and which is consistently applied with respect to all employees within the same job classification. In order to avoid double counting, the same Hours of Service shall not be credited both under paragraph (c) and either paragraph (a) or paragraph (b), as applicable.

          (23) HSI PLAN. The Health Systems International, Inc. 401(k) Associate Savings Plan.

          (24) MATCHING CONTRIBUTIONS. Matching contributions and supplemental matching contributions made to the Plan by an Employer pursuant to Section 4.4.

          (25) MATCHING CONTRIBUTIONS ACCOUNT. The account established pursuant to Section 7.1 to which Matching Contributions, if any, made on behalf of a Participant and earnings (or losses) thereon are credited.

          (26) MERGER DATE. The date as of which the trust holding the assets of the FHC Plan, the provisions of which are set forth herein, is merged into the trust holding the assets of the HSI Plan, as set forth herein.

          (27) PARTICIPANT. Subject to Section 5.3, an Eligible Employee who has satisfied the requirements set forth in Article 3. An individual shall cease to be a Participant upon the complete distribution of his or her accounts under the Plan.

          (28) PLAN. The plan herein set forth, and as from time to time amended.

          (29) PLAN YEAR. The twelve-month period beginning on January 1 of each calendar year.

          (30)  PROFIT SHARING ACCOUNT.  The account established pursuant to
     Section 7.1 to which Profit Sharing Contributions, if any, allocated to a Participant and earnings (or losses) thereon are credited.

          (31) PROFIT SHARING CONTRIBUTION. A profit sharing contribution made to the Plan by an Employer pursuant to Section 4.1.

          (32) QUALIFIED NONELECTIVE CONTRIBUTION ACCOUNT. The account established pursuant to Section 7.1 to which qualified nonelective contributions, if any, allocated to a Participant and earnings (or losses) thereon are credited.

          (33) QUALIFIED MATCHING CONTRIBUTION ACCOUNT. The account established pursuant to Section 7.1 to which qualified matching contributions, if any, allocated to a Participant and earnings (or losses) thereon are credited.

          (34) QUALIFIED MILITARY SERVICE. Any service in the uniformed services (as defined in 38 U.S.C. Section 4303) by an individual if such individual is entitled to reemployment rights under USERRA with respect to such service.

          (35)  QUALMED PLAN.  The QualMed, Inc. Employee Savings Plan.

          (36)  ROLLOVER ACCOUNT.  The account established pursuant to
     Section 7.1 to which a Participant's Rollover Contributions, if any, and any earnings (or losses) thereon are credited.

          (37) ROLLOVER CONTRIBUTIONS. Rollover contributions made by a Participant pursuant to Section 5.1.

          (38) SALARY DEFERRAL CONTRIBUTIONS. Before-tax payroll reduction contributions made to the Plan by an Employer on behalf of Participants pursuant to Section 4.2.

          (39) SALARY DEFERRAL CONTRIBUTIONS ACCOUNT. The account established pursuant to Section 7.1 to which a Participant's Salary Deferral Contributions, if any, and any earnings (or losses) thereon are credited.

          (40) SERVICE. The aggregate of the periods during which an Employee is employed by an Employer and any periods of employment required to be taken into account pursuant to Section 9.4. Notwithstanding the previous sentence, in the case of an Employee who was a Participant in the HSI Plan immediately prior to the Effective Date, such Employee's Service shall be the sum of (i) the Employee's Years of Service as of December 31, 1996, determined under, and as defined by, the terms of such plan as in effect immediately prior to the Effective Date, (ii) the aggregate of the periods commencing on and after January 1, 1998 during which the Employee is employed by an Employer and any periods of employment on and after such date that are required to be taken into account pursuant to Section 9.4 and (iii) the greater of (A) the Service that would be credited to the Employee during the Plan Year beginning January 1, 1997 under the provisions of such plan in effect immediately prior to the Effective Date and (B) the Service that would be credited to the Employee in such year under clause
     (ii) above.

               For purposes of the first sentence of this subdivision (40) and clause (ii) above, an Employee shall be deemed to be employed by an Employer during (i) any period of absence from employment by an Employer which is of less than twelve (12) months duration, (ii) the first twelve months of any period of absence from employment for any reason other than the Employee's quitting, retiring or being discharged and (iii) any period of absence from such employment during which the Employee is in Qualified Military Service, PROVIDED that the Employee returns to the employ of the Employer within the period prescribed by USERRA.

               An Employee's Service prior to a Break in Service of five consecutive years shall be disregarded if such Employee had no vested interest in his or her Profit Sharing Account or Matching Contributions Account upon the commencement of such Break in Service.

          (41) TRUST. A Trust created by agreement between the Company and the Trustee, as from time to time amended.

          (42) TRUSTEE. The trustee provided for in Article 6, or any successor trustee or, if there is more than one trustee acting at any time, all of such trustees collectively.

          (43) TRUST FUND. All money and property of every kind of the Trust held by the Trustee pursuant to the terms of the agreement governing the Trust.

          (44) USERRA. The Uniformed Services Employment and Reemployment Rights Act of 1994.

          (45) VALUATION DATE. The last day of the Plan Year or if any such date is not a business day, the immediately preceding business day, and such other days as the Committee may determine.



                                      ARTICLE 3
                                    PARTICIPATION

          SECTION 3.1. ELIGIBILITY FOR PARTICIPATION. Each Eligible Employee who immediately before the Effective Date was a Participant shall continue to be a Participant as of the Effective Date. Each individual who is an Eligible Employee on the Merger Date and who was a participant in the FHC Plan immediately prior thereto shall become a Participant in the Plan as of the Merger Date. Each other Eligible Employee shall become a Participant as of the first Entry Date coinciding with or next following the date the Eligible Employee completes 30 days of Service with an Employer.

          SECTION 3.2. APPLICATION FOR SALARY DEFERRAL CONTRIBUTIONS. A Participant who desires to make Salary Deferral Contributions shall execute and deliver to his or her Employer, in accordance with procedures prescribed by the Committee, an application on the form, or by such electronic means, as may be prescribed by the Committee, specifying his or her chosen rate of Salary Deferral Contributions. Such application shall authorize the Participant's Employer to reduce the Participant's Compensation by the amount of any such Salary Deferral Contributions. The application shall evidence the acceptance of and agreement to all provisions of the Plan. Any election made pursuant to this Section shall be effective only with respect to Compensation not yet earned as of the effective date of such election.

          SECTION 3.3. TRANSFER TO AFFILIATES. If a Participant is transferred from one Employer to another Employer or from an Employer to an Affiliate that is not an Employer, then such transfer shall not terminate the Participant's participation in the Plan and the Participant shall continue to participate in the Plan until an event occurs that would have entitled the Participant to a complete distribution of the Participant's vested interest in his or her accounts under the Plan had the Participant continued to be employed by an Employer until the occurrence of such event. Nevertheless, a Participant shall not be entitled to make Salary

Deferral Contributions to the Plan or to receive allocations of Profit Sharing Contributions during any period of employment by any Affiliate that is not an Employer, and periods of employment with an Affiliate that is not an Employer shall be taken into account only to the extent set forth in
Section 9.4.

                                      ARTICLE 4
                                EMPLOYER CONTRIBUTIONS

          SECTION 4.1. PROFIT SHARING CONTRIBUTIONS. Subject to the limitations set forth in Sections 4.6 and 7.5, each Employer shall contribute a Profit Sharing Contribution for each Plan Year in such amount as the
Employer may, in its sole discretion, determine.   A Profit Sharing
Contribution for a Plan Year by an Employer shall be made wholly in cash, wholly in shares of Company Stock, or in a combination thereof, as determined by the Company. An Employer's Profit Sharing Contribution for any Plan Year shall be delivered to the Trustee prior to the due date, including extensions thereof, of the Employer's federal income tax return for the fiscal year of the Employer which ends with or within such Plan Year. If any such Profit Sharing Contribution is made by the delivery to the Trustee of shares of Company Stock, then such stock shall be valued at the closing price of the stock as reported in THE WALL STREET JOURNAL on the New York Stock Exchange Composite Transactions List (or the consolidated tape of such other principal exchange on which such stock is traded) as of the date such shares are delivered to the Trustee or, if such date is not a trading day, such price on the most recent trading day prior thereto.

          SECTION 4.2. SALARY DEFERRAL CONTRIBUTIONS. (a) INITIAL ELECTION. Subject to the limitations set forth in Sections 4.3, 4.5, 4.6 and 7.5, each Employer shall contribute on behalf of each Participant who is an Employee of such Employer an amount equal to a whole percentage not less than one percent (1%) and not more than 17 percent (17%) of such Participant's Compensation for each payroll period as designated by the Participant on his or her application pursuant to Section 3.2. Salary Deferral Contributions shall be delivered to the Trustee as soon as practicable after the end of each payroll period in which the amount of such contribution would otherwise have been paid to the Participant.

          (b) CHANGES IN THE RATE OR SUSPENSION OF SALARY DEFERRAL CONTRIBUTIONS. A Participant's Salary Deferral Contributions shall continue in effect at the rate designated by such Participant pursuant to subsection
(a) of this Section until the Participant changes such designation or suspends such contributions. A Participant may change such designation or suspend such contributions as of such time and in such manner as may be prescribed by the Committee. Any election made pursuant to this subsection shall be effective only with respect to Compensation not yet earned as of the effective date of such election.

          SECTION 4.3. ANNUAL LIMIT ON SALARY DEFERRAL CONTRIBUTIONS. (a) GENERAL RULE. Notwithstanding the provisions of Section 4.2, a Participant's Salary Deferral Contributions for any calendar year shall not exceed (i) $9,500 for the 1997 calendar year and
(ii), for each subsequent year, the dollar amount prescribed by section 402(g) of the Code (as adjusted for increases in the cost-of-living in accordance with section 402(g)(5) of the Code).

          (b) CORRECTION OF EXCESS SALARY DEFERRAL CONTRIBUTIONS. If for any calendar year, the Committee determines that the aggregate of the (i) Salary Deferral Contributions to the Plan and (ii) amounts contributed under other qualified cash or deferred arrangements (described in section 401(k) of the Code) which are maintained by an Employer or Affiliate will exceed the limit imposed by Section 4.3(a) for the calendar year in which such contributions were made ("Excess Salary Deferral Contributions"), the Committee shall direct the Trustee to distribute an amount equal to such Excess Salary Deferral Contributions (adjusted for gains and losses as determined pursuant to applicable regulations) to such Participant no later than the April 15 following such calendar year.

          (c) CORRECTION OF OTHER EXCESS CONTRIBUTIONS. If for any calendar year a Participant determines that the aggregate of the (i) Salary Deferral Contributions to the Plan and (ii) amounts contributed under all other plans or arrangements described in section 401(k), 408(k) or 403(b) of the Code, including those maintained by other employers, will exceed the limit imposed by Section 4.3(a) for the calendar year in which such contributions were made, such Participant shall be permitted, pursuant to such rules and at such time prior to the April 15 following such calendar year as determined by the Committee, to submit a written request for the distribution of an amount equal to or less than the amount of such excess contributions. The request described in this Section 4.3(c) shall be made on a form designated by the Committee and shall specify the amount of such excess contributions and the amount to be distributed from the Plan. The request shall be accompanied by the Participant's written statement that if such amount is not distributed, the amounts contributed by the Participant under all plans and arrangements described under sections 401(k), 408(k), and 403(b) of the Code will exceed the limit for such Participant under section 402(g) of the Code. The Committee shall direct the Trustee to distribute such amount no later than such April 15.

          SECTION 4.4. MATCHING CONTRIBUTIONS. (a) EMPLOYER MATCHING CONTRIBUTIONS. Subject to the limitations set forth in Sections 4.5, 4.6 and 7.5, each Employer shall contribute for each payroll period on behalf of each Participant, an amount equal to 50 percent (50%) of the Salary Deferral Contributions made on behalf of the Participant for such payroll period, but only to the extent that such Salary Deferral Contributions do not exceed six percent (6%) of such Participant's Compensation for such payroll period. Matching Contributions for a Plan Year by an Employer shall be made wholly in cash, wholly in shares of Company Stock, or in a combination thereof, as determined by the Company. Matching Contributions shall be delivered to the Trustee as soon as practicable after the end of each payroll period to which such contributions relate. If any such Matching Contribution is made by the delivery to the Trustee of shares of Company Stock, then such stock shall be valued at the closing price of the stock as reported in THE WALL STREET JOURNAL on the New York Stock Exchange Composite Transactions List (or the consolidated tape of such other principal exchange on which such stock is traded) as of the date such shares are delivered to the Trustee or, if such date is not a trading day, such price on the most recent trading day prior thereto.

          (b) SUPPLEMENTAL MATCHING CONTRIBUTIONS. Subject to the limitations set forth in Sections 4.5, 4.6 and 7.5, each Employer also shall contribute for each Plan Year beginning on and after January 1, 1997 on behalf of each Participant who is an Eligible Employee of such Employer on the last day of such Plan Year or who terminated employment during such Plan Year on account of death, Disability or retirement on or after attaining age 55, a supplemental Matching Contribution equal to the EXCESS OF 50 percent (50%) of the Salary Deferral Contributions made on behalf of the Participant for the Plan Year, but only to the extent that such Salary Deferral Contributions do not exceed six percent (6%) of such Participant's Compensation for such Plan Year, OVER the Matching Contributions made on behalf of such Participant pursuant to Section 4.4(a) for such Plan Year, PROVIDED, HOWEVER, that the supplemental Matching Contribution on behalf of participants in the HSI Plan for the Plan Year beginning January 1, 1997 shall be determined by substituting 25 percent (25%) for 50 percent (50%), where it applies herein, with respect to Salary Deferral Contributions made prior to September 1, 1997. Supplemental Matching Contributions for a Plan Year by an Employer shall be made wholly in cash, wholly in shares of Company Stock, or in a combination thereof, as determined by the Company. Supplemental Matching Contributions for any Plan Year shall be delivered to the Trustee prior to the due date, including extensions thereof, of the Employer's federal income tax return for the fiscal year of the Employer that coincides with such Plan Year. If any such supplemental Matching Contribution is made by the delivery to the Trustee of shares of Company Stock, then such stock shall be valued at the closing price of the stock as reported in THE WALL STREET JOURNAL on the New York Stock Exchange Composite Transactions List (or the consolidated tape of such other principal exchange on which such stock is traded) as of the date such shares are delivered to the Trustee or, if such date is not a trading day, such price on the most recent trading day prior thereto.

          SECTION 4.5. LIMITATIONS ON CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. (a) ACTUAL DEFERRAL PERCENTAGE TEST IMPOSED BY SECTION 401(K)(3) OF THE CODE. Notwithstanding the provisions of Section 4.2, if the Salary Deferral Contributions made pursuant to such Section for a Plan Year fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, then the adjustments prescribed in paragraph (1) of subsection
(e) of this Section shall be made.

          (1) The Average Deferral Percentage for the group consisting of highly compensated Eligible Employees does not exceed the product of the Average Deferral Percentage for the group consisting of all other Eligible Employees multiplied by 1.25.

          (2) The Average Deferral Percentage for the group consisting of highly compensated Eligible Employees (i) does not exceed the Average Deferral Percentage for the group consisting of all other Eligible Employees by more than two percentage points, and (ii) does not exceed two times the Average Deferral Percentage of such group.


          (b) LIMITS IMPOSED BY SECTION 401(M) OF THE CODE. Notwithstanding the provisions of Section 4.4, if the Matching Contributions made pursuant to such Section for a Plan Year fail to satisfy both of the tests set forth in paragraphs (1) and (2) of this subsection, then the adjustments prescribed in paragraph (2) of subsection (e) of this Section shall be made.

          (1) The Average Contribution Percentage for the group consisting of highly compensated Eligible Employees does not exceed the product of the Average Contribution Percentage for the group consisting of all other Eligible Employees multiplied by 1.25.

          (2) The Average Contribution Percentage for the group consisting of highly compensated Eligible Employees (i) does not exceed the Average Contribution Percentage for the group consisting of all other Eligible Employees by more than two percentage points, and (ii) does not exceed two times the Average Contribution Percentage of such group.


          (c) AGGREGATE LIMIT ON CONTRIBUTIONS. Notwithstanding anything herein to the contrary, if the sum of the Average Deferral Percentage (as determined under paragraph (1) of subsection (e) of this Section after making the adjustments required by such paragraph for the Plan Year) and the Average Contribution Percentage (as determined under paragraph (2) of subsection (e) of this Section after making the adjustments required by such paragraph for the Plan Year) for the group consisting of Participants who are highly compensated Eligible Employees exceeds, or in the judgment of the Committee is likely to exceed, the Aggregate Limit for such Plan Year, then the adjustments prescribed in paragraph (3) of subsection (e) of this Section shall be made.

          (d) DEFINITIONS AND SPECIAL RULES. For purposes of this Section, the following terms shall have the meaning set forth below:

          (1) The "Average Deferral Percentage" for a Plan Year for a group of Eligible Employees shall be the average of the ratios, calculated to the nearest one-hundredth of one percent (.01%), of the Salary Deferral Contributions for the benefit of each Eligible Employee in such group, plus any qualified nonelective contributions or qualified matching contributions designated by an Employer for this purpose pursuant to Section 4.5(f) for such Eligible Employee to the total compensation for such Plan Year paid to such Employee. The Committee may elect, in the manner prescribed by U.S. Treasury Regulations, to compute the Average Deferral
     Percentage for a Plan

     Year for the group consisting of nonhighly compensated Eligible Employees on the basis of prior Plan Year data.

          (2) The "Average Contribution Percentage" for a Plan Year for a group of Eligible Employees shall be the average of the ratios, calculated to the nearest one-hundredth of one percent (.01%), of the Matching Contributions for the benefit of each Eligible
     Employee, plus any qualified nonelective contributions designated by an Employer for this purpose pursuant to Section 4.5(f) for such Eligible Employee to the total compensation for such Plan Year paid to such Employee. The Committee may elect, in the manner prescribed by U.S. Treasury Regulations, to compute the Average Contribution Percentage for a Plan Year for the group consisting of nonhighly compensated Eligible Employees on the basis of prior Plan Year data.

          (3)  The "Aggregate Limit" shall equal the greater of:

                (A) the sum of (i) 1.25 times the greater of the Average Deferral Percentage or the Average Contribution Percentage for the group consisting of all Eligible Employees who are nonhighly compensated Employees plus (ii) the lesser of (a) the sum of two percentage points and the lesser of the Average Deferral Percentage and the Average Contribution Percentage for the group consisting of all Eligible Employees who are nonhighly compensated Employees and
          (b) 200 percent (200%) of the lesser of the Average Deferral Percentage and the Average Contribution Percentage for the group consisting of all Eligible Employees who are nonhighly compensated Employees; and

               (B) the sum of (i) 1.25 times the lesser of the Average Deferral Percentage or the Average Contribution Percentage for the group consisting of all Eligible Employees who are nonhighly compensated Employees plus (ii) two percentage points plus the greater of (a) the Average Deferral Percentage for the group consisting of all Eligible Employees who are nonhighly compensated Employees and (b) the Average Contribution Percentage for the group consisting of all Eligible Employees who are nonhighly compensated Employees, but not greater than 200 percent (200%) of the greater of (a) and (b) above.

          (4) A "highly compensated" Employee or Eligible Employee, is an Employee or Eligible Employee, as the case may be, who is (a) a 5%-owner (as determined under section 416(i)(1)(A)(iii) of the Code) at any time during the Plan Year or the preceding Plan Year or (b) is paid compensation in excess of $80,000 (as adjusted for increases in the cost of living in accordance with section 414(q)(1)(B)(ii) of the Code) from an Employer for the prior Plan Year. If the Committee so elects for a Plan Year, then the Employees taken into account under clause (b) above shall be limited to those

     Employees who were members of the "top-paid group" (as defined in section 414(q)(3) of the Code) for the preceding Plan Year.

          (5)  The term "compensation" shall have the meaning set forth in section 414(s) of the Code or, in the discretion of the Committee, any other meaning in accordance with the Code for these purposes.

          (6) If the Plan and one or more other plans of the Employer to which salary deferral contributions or qualified nonelective contributions (as such term is defined in section 401(m)(4)(C) of the Code) are made are treated as one plan for purposes of section 410(b) of the Code, then such plans shall be treated as one plan for purposes of this Section.


          (e) ADJUSTMENTS TO COMPLY WITH LIMITS. This subsection sets forth the adjustments and correction methods that shall be used to comply with the actual deferral percentage test under section 401(k)(3) of the Code, and the actual contribution percentage test under section 401(m) of the Code.

               (1) ADJUSTMENTS TO COMPLY WITH ACTUAL DEFERRAL PERCENTAGE TEST.
     (A) ADJUSTMENT TO SALARY DEFERRAL CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES. The Committee shall cause to be made such periodic computations as it shall deem necessary or appropriate to determine whether either of the tests set forth in clause (1) or (2) of Section 4.5(a) is satisfied during a Plan Year, and, if in the Committee's judgment it appears that neither of such tests will be satisfied, then the Committee shall take such steps as it deems necessary or appropriate to adjust the Salary Deferral Contributions for all or a portion of such Plan Year on behalf of Participants who are highly compensated employees to the extent necessary in order for one of such tests to be satisfied. If, as of the end of the Plan Year, the Company determines that, notwithstanding any adjustments made pursuant to the preceding sentence, neither of the tests set forth in
     Section 4.5(a) has been satisfied, the total amount by which Salary Deferral Contributions must be reduced in order to satisfy either such test shall be calculated in the manner prescribed by section 401(k)(8)(B) of the Code (the "excess contributions amount"). The amount to be returned to Participants who are highly compensated employees shall be determined by first reducing the Salary Deferral Contributions of each Participant whose actual dollar amount of Salary Deferral Contributions for such Plan Year is the highest until such dollar amount equals the next higher actual dollar amount of Salary Deferral Contributions made for such Plan Year on behalf of any highly compensated employee, or until the total reduction equals the excess contributions amount. If further reductions are necessary, then the Salary Deferral Contributions on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of Salary Deferral Contributions, after the reduction described in the preceding sentence, is the highest shall be reduced in accordance with the previous sentence. Such reductions shall continue to be made to the extent necessary so that the total reduction equals the excess contributions amount.

               (B)  CORRECTIVE DISTRIBUTIONS AND FORFEITURES.  No later than
     2 1/2 months after the end of the Plan Year (or if correction by such date is administratively impracticable, no later than the last day of the subsequent Plan Year), the Company shall cause to be distributed to each affected Participant (i) the amount of Salary Deferral Contributions to be returned to such Participant pursuant to subparagraph (A) above, plus any income and minus any loss allocable thereto, and any corresponding Matching Contributions plus any income and minus any loss allocable thereto shall be forfeited. The amount of any income or loss allocable to any such reductions to be so distributed or forfeited shall be determined by the Committee in accordance with applicable U.S. Treasury Regulations. Any amounts forfeited pursuant to this paragraph shall be treated in the same manner as forfeitures described in Section 8.3(c). The amount of Salary Deferral Contributions (and income or loss allocable thereto) to be distributed to a Participant hereunder shall be reduced by any Salary Deferral Contributions previously distributed to such Participant pursuant to Section 4.3 in order to comply with the limitations of section 402(g) of the Code. The unadjusted amount of any such reductions so distributed or forfeited shall be treated as "annual additions" for purposes of
     Section 7.5 relating to the limitations under section 415 of the Code.

               (2) ADJUSTMENTS TO COMPLY WITH THE ACTUAL CONTRIBUTION PERCENTAGE TEST. (A) ADJUSTMENT TO MATCHING CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES. If, as of the end of the Plan Year but after taking into account the forfeiture of Matching Contributions made on behalf of highly compensated employees pursuant to subparagraph (1)(B) above, the Committee determines that neither of the tests set forth in clause (1) or
     (2) of Section 4.5(b) is satisfied for such Plan Year, then the Committee shall calculate a total amount by which Matching Contributions must be reduced in order to satisfy either such test, in the manner prescribed by section 401(m)(6)(B) of the Code (the "excess aggregate contributions amount"). The amount to be reduced with respect to Participants who are highly compensated employees shall be determined by first reducing the Matching Contributions for each Participant whose actual dollar amount of Matching Contributions for such Plan Year is highest until such reduced dollar amount equals the next highest dollar amount of Matching Contributions made for such Plan Year on behalf of any highly compensated employee, or until the total reduction equals the excess aggregate contributions amount. If further reductions are necessary then such Matching Contributions on behalf of each Participant who is a highly compensated employee and whose actual dollar amount of Matching Contributions made for such Plan Year is the highest (determined after the reduction described in the preceding sentence) shall be reduced in accordance with the preceding sentence. Such reductions shall continue to be made to the extent necessary to that the total reduction equals the excess aggregate contributions amount.

               (B) CORRECTIVE DISTRIBUTIONS AND FORFEITURES. With respect to the Matching Contributions to be reduced on behalf of Participants who are highly compensated employees as described in subparagraph (2)(A) above, the Committee shall distribute within 2 1/2 months after the end of the Plan Year for which the adjustment is made, if possible, but no later than the last day of the subsequent Plan Year, the portion of such Matching Contributions plus any income and minus any loss allocable thereto in which the Participant would be vested if he or she terminated employment on the last day of such Plan Year (or earlier if such Participant actually terminated employment at any earlier date), and the portion of such Matching Contributions in which the Participant would not be vested plus any income and minus any loss allocable thereto shall be forfeited. The amount of any income or loss allocable to any such reductions to be so distributed or forfeited shall be determined pursuant to applicable regulations promulgated by the U.S.
     Department of Treasury. Any amounts forfeited pursuant to this paragraph shall be treated in the same manner as forfeitures described in Section 8.3(c). The unadjusted amount of any such reductions so distributed shall be treated as "annual additions" for purposes of Section 7.5 relating to the limitations under section 415 of the Code.

               (3) ADJUSTMENTS TO COMPLY WITH THE AGGREGATE LIMIT. If, after making the adjustments required by paragraphs (1) and (2) of this subsection for a Plan Year, the Committee determines that the sum of the Average Deferral Percentage and the Average Contribution Percentage for the group consisting of Participants who are highly compensated employees exceeds the Aggregate Limit for such Plan Year, then the Committee shall adjust the Salary Deferral Contributions made for such Plan Year on behalf of each Participant who is a highly compensated employee to the extent necessary to eliminate such excess. Such adjustment shall be effected in the same manner described in paragraph (1) of this subsection and in accordance with section 401(k)(8)(B) of the Code. In the event that further reductions are necessary, the Committee shall adjust the Matching Contributions made pursuant to Section 4.4 for such Plan Year on behalf of each Participant who is a highly compensated employee to the extent necessary to eliminate such excess. Such adjustment shall be effected in the same manner described in paragraph (2) of this subsection and in accordance with section 401(m)(6)(B) of the Code.

          (f) DESIGNATION OF QUALIFIED NONELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS. Each Plan Year, the Committee may require some or all of the Employers to make, to the extent permitted by the Secretary of the U.S. Department of Treasury, a "qualified nonelective contribution," within the meaning of section 401(m)(4)(C) of the Code, or a "qualified matching contribution," within the meaning of U.S. Treasury Regulation Section 1.401(k)-1(b)(5), to the Plan for purposes of applying the tests set forth in Section 4.5(a) or (b) (or both). Any qualified nonelective contribution to the Plan shall be allocated to the accounts of those Participants who are not highly compensated employees (as defined in Section 4.5(d)) for the Plan Year with respect to which such qualified nonelective contribution is made and who are actively employed by the contributing Employer on the date such contribution is made, beginning with the Participant with the lowest Compensation for such Plan Year and allocating the maximum amount permissible under Section 7.5 of the Plan before allocating any portion of such qualified nonelective contribution to the Participant with the next lowest Compensation. Such allocation shall continue until the Plan satisfies the requirements in Section 4.5(a) and (b) of the Plan or until the amount of such qualified nonelective contribution has been completely allocated. Qualified matching contributions shall be allocated to the accounts of Participants who are not highly compensated employees (as defined in Section 4.5(d)) for the Plan Year with respect to which such qualified matching contribution is made and who are actively employed on the date such contribution is made as a percentage of all or a portion of each such employee's Salary Deferral Contributions as shall be designated by the Company.

          SECTION 4.6. LIMITATION ON EMPLOYER CONTRIBUTIONS. The contributions of an Employer for any Plan Year shall not exceed the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes for the fiscal year of such Employer that ends with or within such Plan Year.

          Any contribution made by an Employer by reason of a good faith mistake of fact, or the portion of any contribution made by an Employer that exceeds the maximum amount for which a deduction is allowable to such Employer for federal income tax purposes by reason of a good faith mistake in determining the maximum allowable deduction, shall upon the request of such Employer be returned by the Trustee to the Employer. An Employer's request and the return of any such contribution must be made within one year after such contribution was mistakenly made or after the deduction of such excess portion of such contribution was disallowed, as the case may be. The amount to be returned to an Employer pursuant to this paragraph shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not been a mistake of fact or a mistake in determining the maximum allowable deduction. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable thereto shall reduce the amount to be so returned. If the return to the Employer of the amount attributable to the mistaken contribution would cause the balance of any Participant's account as of the date such amount is to be returned (determined as if such date coincided with the close of a Plan Year) to be reduced to less than what would have been the balance of such account as of such date had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

                                      ARTICLE 5
                                ROLLOVER CONTRIBUTIONS

          SECTION 5.1. REQUIREMENTS FOR ROLLOVER CONTRIBUTIONS. If an Employee receives an eligible rollover distribution (within the meaning of section 402(c)(4) of the Code) from a qualified trust (within the meaning of section 402(c)(8)(A) of the Code), then such Employee may contribute to this Plan an amount which does not exceed the amount of such eligible rollover distribution. If an Employee receives a distribution or distributions from an individual retirement account (within the meaning of section 408 of the Code) and the amount received represents the entire amount in such account and no amount in such account is attributable to any source other than an eligible rollover distribution or a "qualified total distribution" (within the meaning of section 402(a)(5)(E)(i) of the Code as in effect prior to January 1, 1993) and any earnings on such a rollover contribution, then such Employee may contribute to this Plan such distribution or distributions. An Employee may make a Rollover Contribution pursuant to this Article prior to the date on which he or she satisfies the eligibility requirement described in Section 3.1.

          SECTION 5.2. DELIVERY OF ROLLOVER CONTRIBUTIONS. Any Rollover Contribution made pursuant to this Article shall be delivered by the Participant to the Committee and by the Committee to the Trustee on or before the 60th day after the day on which the Participant receives the distribution, or on or before such later date as may be prescribed by law. Any such contribution must be accompanied by (i) a statement of the Participant that to the best of his or her knowledge the amount so transferred meets the conditions specified in this Section and (ii) a copy of such documents as may have been received by the Participant advising him or her of the amount of and the character of such distribution. Notwithstanding the foregoing, the Committee shall not accept a Rollover Contribution if in its judgment accepting such contribution would cause the Plan to violate any provision of the Code or regulations promulgated by the U.S. Department of Treasury.

          SECTION 5.3. SPECIAL ACCOUNTING RULES FOR ROLLOVER CONTRIBUTIONS. An Employee's Rollover Contribution shall be credited to such Employee's Rollover Account as of the date on which such contribution is received by the Trustee.
If such contribution is made by an Employee prior to his or her becoming a Participant, then until such time as the Employee becomes a Participant he or she shall be deemed to be a Participant for all purposes of the Plan except for the purposes of electing Salary Deferral Contributions and sharing in allocations of Profit Sharing Contributions, Matching Contributions or any other
Employer contributions pursuant to Article 4.   The "annual additions" to a
Participant's accounts, as defined in Section 7.5, shall not include any Rollover Contribution made to the Plan pursuant to this Article.

                                      ARTICLE 6
                              TRUST AND INVESTMENT FUNDS

          SECTION 6.1. TRUST. (a) IN GENERAL. A Trust created by the execution of a trust agreement between the Company (acting on behalf of the Employers pursuant to Section 12.4) and the Trustee has been established to receive, hold, invest and dispose of the assets of the Trust Fund. All contributions under the Plan shall be paid to the Trustee. The Trustee shall hold all monies and other property received by it and invest and reinvest the same, together with the net income therefrom, on behalf of the Participants collectively in accordance with the provisions of the trust agreement. The Trustee shall make distributions from the Trust Fund at such time or times to such person or persons and in such amounts as the Committee directs in accordance with the Plan.

          (b) BEFORE THE MERGER DATE. The trust created by the execution of a trust agreement between Health Systems International, Inc. and the Trustee prior to the Effective Date shall be the Trust with respect to the HSI Plan as amended and restated as set forth in this Plan prior to the Merger Date and the trust created by the execution of a trust agreement between FHC and the Trustee prior to the Effective Date shall be the Trust with respect to the FHC Plan as amended and restated as set forth in this Plan prior to the Merger Date.

          SECTION 6.2. INVESTMENT FUNDS. (a) IN GENERAL. The Committee shall cause the Trustee to establish, operate and maintain three or more separate investment funds exclusively for the collective investment and reinvestment of moneys directed by the Participants to be invested in such funds on their behalf. Additional investment funds may be established as determined by the Committee from time to time, in its sole discretion.

          (b) COMPANY STOCK FUND. The Committee shall cause the Trustee to establish, operate and maintain a Company Stock Fund. The assets of the Company Stock Fund shall be invested primarily in shares of Company Stock and short-term liquid investments in a commingled money market fund maintained by the Trustee, to the extent determined by the Trustee to be necessary to satisfy such fund's cash needs. In making purchases or sales of shares of Company Stock for the Company Stock Fund, the Trustee shall purchase or sell shares of Company Stock in the manner and in the proportion as prescribed by the Committee in accordance with rules adopted for such purpose.


                                      ARTICLE 7
                                 PARTICIPANT ACCOUNTS

          SECTION 7.1. PARTICIPANT ACCOUNTS AND INVESTMENT ELECTIONS. (a) PARTICIPANT ACCOUNTS. The Committee shall maintain or cause to be maintained separate accounts for each Participant. The accounts maintained for a Participant, to the extent applicable, shall consist of (i) a Profit Sharing Account, to which shall be credited all Profit Sharing Contributions made on behalf of the Participant pursuant to Section 4.1, (ii) a Salary Deferral Contributions Account, to which shall be credited all Salary Deferral Contributions made pursuant to
Section 4.2, (iii) a Matching Contributions Account, to which shall be credited all Matching Contributions made pursuant to Sections 4.4, (iv) a Rollover Account, to which shall be credited all Rollover Contributions made pursuant to Article 5, (v) an After-Tax Account, to which shall be credited all after-tax contributions transferred to the Plan from the FHC Plan and the QualMed Plan, (vi) a Qualified Nonelective Contribution Account and (vii) a Qualified Matching Contribution Account. Unless the context otherwise requires, a Participant's "account balance" shall mean the aggregate value of all separate accounts maintained for such Participant pursuant to the Plan and Trust. A Participant shall be fully vested at all times in his or her Salary Deferral Contributions Account, Rollover Account, After-Tax Account, Qualified Nonelective Contribution Account and Qualified Matching Contribution Account under the Plan. A Participant shall be vested in his or her Profit Sharing Account and Matching Contributions Account only to the extent provided in Section 8.3. Each account shall, to the extent appropriate, be composed of (i) investment subaccounts in respect of each investment fund to which amounts contributed under the Plan shall be credited pursuant to subsections (b), (c) and (d) of this Section and (ii) administrative subaccounts in respect of accounts transferred to the Plan from other plans qualified under section 401(a) of the Code. Such accounts and subaccounts shall be solely for accounting purposes, and there shall be no segregation of assets of the Trust or of any separate investment fund among separate accounts. The books of account, forms and accounting methods used in the administration of Participants' accounts shall be the responsibility of, and shall be subject to the supervision and control of, the Committee.

          (b) INVESTMENT ELECTION. Except as set forth in Section 7.2, each Participant, as part of his or her commencement of participation (or if earlier, upon making a Rollover Contribution to the Plan as described in
Section 5.3), shall make an investment election that shall apply to the investment of (i) Profit Sharing Contributions credited to such Participant's account for Plan Years beginning on and after January 1, 1998 and any earnings thereon, (ii) Salary Deferral Contributions made on such Participant's behalf under the Plan, and any earnings thereon, (iii) Matching Contributions made on such Participant's behalf under the Plan, and any earnings thereon, (iv) Rollover Contributions made by the Participant under the Plan and any earnings thereon, (v) after-tax contributions or other contributions transferred to the Plan and any earnings thereon and (vi) any qualified nonelective contributions or qualified matching contributions and any earnings thereon. The Committee may require that a single investment election apply to all such contributions, and earnings thereon, or may prescribe rules for separate investment elections to be made with respect to any such contributions and earnings. Such elections shall specify that such contributions, and earnings thereon, be invested either (i) wholly in one of the funds maintained or employed by the Trustee pursuant to Section 6.2(a) or
(ii) divided among such funds in multiples established by the Committee from time to time. During any period in which no direction as to the investment of a Participant's account is on file with the Committee, contributions made by such Participant or on his or her behalf to the Plan shall be invested in such manner as the Committee shall determine.

          (c) CHANGE OF INVESTMENT ELECTION. Except as set forth in Section 7.2, a Participant may elect to change his or her investment election at such intervals as may be determined by the Committee (but not less frequently than once during each calendar quarter), in the time and the manner prescribed by the Committee. Such change shall be limited to the investment choices then maintained or employed by the Trustee pursuant to Section 6.2(a). A Participant's change in an investment election shall apply to contributions and earnings thereon made on behalf of or by the Participant under Article 4 or Article 5 prior to such change, to future contributions made pursuant to such Articles, or both.
 Any such change shall specify that such contributions be invested either (i) wholly in one of the funds maintained pursuant to Section 6.2(a) or (ii) divided among such funds in multiples established by the Committee from time to time.

          (d) ERISA SECTION 404(c) PLAN. The Plan is intended to meet the requirements of section 404(c) of ERISA and the regulations thereunder, and the provisions of the Plan shall be construed and interpreted to meet such requirements.

          SECTION 7.2. INVESTMENTS IN COMPANY STOCK FUND. (a) ELECTION OF INVESTMENTS IN COMPANY STOCK FUND. Notwithstanding the provisions of Section 7.1:
     (1) A Participant's election to invest any portion of his or her account balance in the Company Stock Fund shall apply only to contributions made to the Plan on and after the date such election becomes effective.

     (2) The percentage of any contribution that is invested in the Company Stock Fund shall not exceed 20%, or such other percentage as may be prescribed by the Committee from time to time.

     (3) An Employee who is one of the 35 (or such other number selected by the Compensation and Stock Option Committee) most senior officers of the Company and its subsidiaries whose compensation is subject to approval by the

          Compensation and Stock Option Committee pursuant to the by-laws of the Company shall not be permitted to elect the investment of any portion of his or her account balance in the Company Stock Fund.

     (4) Profit Sharing Contributions credited to a Participant's account for Plan Years beginning prior to January 1, 1998 shall be invested in the Company Stock Fund, and shall not be subject to the election of such Participant.

          (b) CREDITING OF COMPANY STOCK FUND SUBACCOUNT. As of the Valuation Date coinciding with or next following the date an amount is credited to a Company Stock Fund subaccount, such subaccount shall be credited with the number of whole and fractional shares of Company Stock which have a fair market value as of such Valuation Date equal to the amount credited to such subaccount.

          SECTION 7.3. VALUATION OF FUNDS AND PLAN ACCOUNTS. The value of an investment fund as of any Valuation Date shall be the market value of all assets (including any uninvested cash) held by the fund as determined by the Trustee, reduced by the amount of any accrued liabilities of the fund on such Valuation Date. The Trustee's determination of market value shall be binding and conclusive upon all parties.

          The value of a Participant's Plan accounts as of any Valuation Date shall be the sum of the values of his or her investment subaccounts in each of the Participant's Profit Sharing Account, Salary Deferral Contributions Account, Matching Contributions Account, Rollover Account, After-Tax Account, Qualified Nonelective Contributions Account and Qualified Matching Contributions Account. The Committee shall furnish to each Participant, not less frequently than annually, a statement setting forth the balances in the Plan accounts of such Participant.

          SECTION 7.4. ALLOCATION OF CONTRIBUTIONS AMONG PARTICIPANTS' ACCOUNTS. (a) ALLOCATION OF PROFIT SHARING CONTRIBUTIONS. A portion of a Profit Sharing Contribution made by an Employer pursuant to Section 4.1 for a Plan Year shall be allocated to the Profit Sharing Account of each Participant who was an Employee of the Employer that made such Profit Sharing Contribution and who either (A) was an Eligible Employee on the last day of the Plan Year or
(B) terminated employment with the Employer during the Plan Year on account of death, Disability or retirement on or after attaining age 55. Such portion shall be allocated to each such Participant's Profit Sharing Account in proportion to the Participant's Compensation payable by such Employer for the Plan Year compared to the Compensation of all such Participants employed by such Employer. Profit Sharing Contributions shall be allocated to the Profit Sharing Account of each such Participant as of the date on which such contributions are delivered to the Trustee.

          (b) ALLOCATION OF SALARY DEFERRAL CONTRIBUTIONS. Salary Deferral Contributions made pursuant to Section 4.2 shall be allocated to the Salary Deferral Contributions Account of each Participant for whom such contributions are made as of the date on which such contributions are delivered to the Trustee.

          (c) ALLOCATION OF MATCHING CONTRIBUTIONS. Matching Contributions made pursuant to Section 4.4 shall be allocated to the Matching Contributions Account of each Participant for whom such contributions are made as of the date on which such contributions are delivered to the Trustee.

          (d) ALLOCATION OF ROLLOVER CONTRIBUTIONS. Subject to the special accounting rules contained in Section 5.3, a Rollover Contribution made pursuant to Article 5 shall be allocated to the Rollover Account of the Participant who makes such contribution as soon as practicable after the date on which such contribution is delivered to the Trustee.

          (e) ALLOCATION OF FORFEITURES. The excess, if any, of (i) the amounts forfeited in a Plan Year pursuant to Section 8.3(c) by all Participants employed by an Employer over (ii) the amount of such forfeitures applied to restore previous forfeitures as provided in Section 9.3(b) shall be allocated and credited to Profit Sharing Accounts in the next following Plan Year in the manner described in subsection (a) above, so as to reduce the amount which such Employer contributes to the Plan in such Plan Year pursuant to Section 4.1. If such forfeited amounts exceed the amount of such Employer's Profit Sharing Contribution for such Plan Year, then any remaining forfeited amounts shall be allocated to the Matching Contribution Accounts of Participants employed by such Employer during such Plan Year, in the manner described in subsection (c) above, so as to reduce the amount which such Employer contributes to the Plan for such Plan Year pursuant to Section 4.4.

          SECTION 7.5. STATUTORY LIMITATIONS ON ALLOCATIONS TO ACCOUNTS. Notwithstanding any other provision of the Plan, the amount allocated to a Participant's accounts under the Plan for each Plan Year shall be limited as follows:

          (1) the aggregate annual additions to such accounts and to the Participant's accounts in all other defined contribution plans maintained by an employer shall not exceed the lesser of (A) $30,000 (as adjusted in accordance with section 415(d) of the Code) and (B) twenty-five percent (25%) of the Participant's compensation for such Plan Year; and

          (2) with respect to Plan Years commencing prior to January 1, 2000, the sum of (A) and (B) below shall not exceed 1.

          (A) The sum of the separate amounts determined as follows for each Plan Year during which the Participant shall have participated in the Plan or in any other defined contribution plans maintained by an employer (computed as of the close of the Plan Year for which such computations are made):

               (I) the aggregate annual additions to the Participant's accounts in all of such plans for each such Plan Year, divided by

               (II) the lesser of (i) 125 percent (125%) of the maximum dollar amount under section 415(c)(1)(A) of the Code, and (ii) 35 percent (35%) of the Participant's compensation, for each such Plan Year, respectively.

          (B) The aggregate projected annual benefit of the Participant under all defined benefit plans maintained by an employer (determined as of the close of the Plan Year for which such computations are made) divided by the lesser of

               (I) 125 percent (125%) of the maximum dollar limitation contained in section 415(b)(1)(A) of the Code (as adjusted for increases in the cost-of-living pursuant to section 415(d) of the
          Code), and

               (II) 140 percent (140%) of the average of the Participant's compensation for the three consecutive calendar years of his or her participation in such defined benefit plans during which his or her compensation was the highest.

          If as a result of the allocation of amounts to Participant's accounts pursuant to Section 7.4 for a Plan Year, a reasonable error in estimating a Participant's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to a Participant under the limits of section 415 of the Code, or under other limited facts and circumstances as determined by the Commissioner of Internal Revenue, the annual additions to a Participant's accounts would exceed the limitations set forth above for any Plan Year:

          (i) Salary Deferral Contributions made pursuant to Section 4.2 (plus any income and minus any loss allocable thereto) shall be distributed to the Participant to the extent necessary to comply with such limitations, and if such limitations would still be exceeded after returning such contributions,

          (ii) the amount of annual additions in excess of such limitations (after making the distributions under clause (i) above) shall be held in a segregated suspense account which shall be invested but shall not be credited or debited with its own gains or losses and shall not share in gains or losses of the Trust, and which shall be treated in each succeeding Plan Year until exhausted as a Matching Contribution or Profit Sharing Contribution, thereby reducing amounts actually contributed by the Employer for such year. The balance, if any, in such suspense account shall be returned to the Employer upon termination of the Plan only if the allocation upon Plan termination of such amount to Participants would cause all Participants to receive annual additions in excess of the limitations of section 415 of the Code.

          For purposes of this Section 7.5, the "annual additions" for a Plan Year to a Participant's accounts under the Plan and under any other defined contribution plan maintained by an employer is the sum during such Plan Year of:

          (i) the value of allocations made to such Participant's accounts pursuant to Section 7.4 including any Excess Salary Deferral Contributions distributed in accordance with Section 4.3),

          (ii) the amount of all other employer contributions (within the meaning of section 415(c) of the Code) and forfeitures, if any, allocated to such Participant's accounts under all other defined contribution plans maintained by an employer,

          (iii) the amount of contributions by the Participant to any such plan (excluding any rollover contributions as defined in sections 402(c), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code), and

          (iv) contributions allocated on behalf of the Participant to any individual medical benefit account that is part of a pension or annuity plan within the meaning of section 415(l) of the Code.

For purposes of this Section 7.5, the terms "compensation," "defined contribution plan," "projected annual benefit" and "defined benefit plan" shall have the meanings set forth in section 415 of the Code (as amended from time to time), and the term "employer" shall include all corporations and entities determined under section 414(b) and (c) of the Code as modified by section 415(h) of the Code.

          SECTION 7.6. CORRECTION OF ERROR. If it comes to the attention of the Committee that an error has been made in any of the allocations prescribed by this Article 7 or in the crediting of any amount to a Participant's account, then appropriate adjustment shall be made to the accounts of all Participants and designated Beneficiaries that are affected by such error, except that no adjustment need be made with respect to any Participant or Beneficiary whose account has been distributed in full prior to the discovery of such error.

                                      ARTICLE 8
                         WITHDRAWALS, LOANS AND DISTRIBUTIONS

          SECTION 8.1. WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT. (a) WITHDRAWALS OF AFTER-TAX AND ROLLOVER ACCOUNTS. While an Employee, a Participant may at any time, by instructions at the time and in the manner prescribed by the Committee, withdraw all or any part of the value of the balances credited to his or her After-Tax Account and Rollover Account. A Participant shall not be permitted to withdraw any portion of his or her After-Tax Account transferred to the Plan from the FHC Plan, or earnings thereon more frequently than once during any calendar year.

          (b) WITHDRAWALS AFTER AGE 59 1/2. Upon attaining age 59 1/2, a Participant may at any time, by instructions at the time and in the manner prescribed by the Committee, withdraw any portion of the Participant's vested interest in his or her accounts under the Plan.

          (c) HARDSHIP WITHDRAWALS. A Participant who has incurred a financial hardship while he or she is an Employee and who has not attained age 59 1/2 may withdraw any portion of the balance of his or her Salary Deferral Contributions Account and any portion of the Participant's vested interest in his or her Matching Contributions Account in an amount necessary to satisfy the financial hardship. The determination of whether a financial hardship exists and the amount required to be distributed to satisfy the need created by the hardship will be made by the Committee in a uniform and non-discriminatory manner according to the following rules:

          (A) A financial hardship shall be deemed to exist if the Participant certifies to the Committee that the financial need is on account of:
               (i) expenses for medical care described in section 213(d) of the Code previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

               (ii) costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

               (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, the Participant's spouse, the Participant's children, or any dependents of the Participant (as so defined);

               (iv) payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or

               (v) such other immediate and heavy financial needs as determined by the Commissioner of the Internal Revenue Service and announced by publication of revenue rulings, notices or other documents of general applicability.

          (B) A distribution shall be deemed necessary to satisfy a financial need if (i) the distribution is not in excess of the amount of the immediate and heavy financial need to the Participant, as determined by the Committee, and (ii) the Participant has obtained all distributions (including withdrawals from the Participant's After-Tax Account and Rollover Account), other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Participant's Employer, if any. The

     Participant shall be required to submit any supporting documentation as may be requested by the Committee.

          (C) Notwithstanding any provision of the Plan to the contrary, a Participant who receives a hardship distribution hereunder shall be prohibited from making any Salary Deferral Contributions under Section 4.2 until the first payroll period following the first Entry Date which is at least 12 months after the date of the hardship distribution. Such a Participant may elect to resume making Salary Deferral Contributions in accordance with the procedures set forth in Section 4.2(a). For purposes of Section 4.3, the applicable limit for the Plan Year following the Plan Year in which the hardship distribution is made shall be the limit as in effect under section 402(g) of the Code for such year less the amount of Salary Deferral Contributions made by the Participant under Section 4.2 during the Plan Year in which the hardship distribution is made.

          (D) Notwithstanding anything herein to the contrary, earnings after December 31, 1988 credited to a Participant's Salary Deferral Contributions Account shall not be available for withdrawal pursuant to this subsection. The Participant shall give the Committee notice of such Participant's intent to make any such withdrawal permitted by this subsection in the time and manner prescribed by the Committee.

          (d) MISCELLANEOUS RULES RELATING TO WITHDRAWALS. For purposes of determining the value of a Participant's account balance under the Plan for purposes of this Section, the Participant's account balance shall be valued as of the date the Participant's request for a withdrawal is received by the Committee in acceptable form and substance, or such other date prescribed by the Committee in conjunction with the Plan's recordkeeper (such date to be applied in a uniform manner), and shall be paid within a reasonable period of time thereafter. All withdrawals under this Section shall be paid in cash. For purposes of this paragraph, the value of a Participant's accounts shall be determined by excluding the portion credited to the Participant's loan fund subaccount under Section 8.2(d), if any. To the extent permitted by the Committee, a Participant who elects a withdrawal under this Section shall designate the extent to which any such withdrawal shall be made from the various investment funds in which his or her account balance is invested, but absent any such designation such withdrawal shall be made from such funds as the Committee shall, in its sole discretion, determine. The amount of any withdrawal pursuant to this Section shall not be less than $500 or, if lesser, the value of the Participant's account from which the withdrawal is made. Notwithstanding the foregoing, a Participant who is one of the 35 (or such other number selected by the Compensation and Stock Option Committee) most senior officers of the Company and its subsidiaries whose compensation is subject to approval by the Compensation and Stock Option Committee pursuant to the by-laws of the Company shall not be permitted to elect a withdrawal pursuant to this Section 8.1 from such Participant's Profit Sharing Contributions Account to the extent such account is invested in the Company Stock Fund.

          SECTION 8.2. LOANS TO PARTICIPANTS. (a) MAKING OF LOANS. Subject to the restrictions set forth in this Section, the Committee shall establish a loan program whereby any Participant who is an Employee may request, by prior written application to the Committee, or by such other procedures established by the Committee, to borrow funds from the Plan. The principal balance of such loan shall be not less than $1,000 and shall not exceed the lesser of (1) 50 percent (50%) of the aggregate of the Participant's vested account balances as of the Valuation Date coinciding with or immediately preceding the day on which the loan is made, and (2) $50,000, reduced by the excess, if any, of the highest outstanding loan balance of the Participant under all plans maintained by the Employer during the period of time beginning one year and one day prior to the date such loan is to be made and ending on the date such loan is to be made over the outstanding balance of loans from all such plans on the date on which such loan was made.

          (b) RESTRICTIONS. Amounts equal to any such loan shall be debited proportionately from each of the Participant's accounts and investment subaccounts (other than subaccounts invested in the Company Stock Fund), subject to any other ordering rules adopted by the Committee. Each loan approved by the Committee shall be subject to the loan program and only upon the following terms and conditions:

          (1) The period for repayment of the loan shall be arrived at by mutual agreement between the Committee and the Participant, but such period shall not exceed five years from the date of the loan; PROVIDED, HOWEVER, that if the purpose of the loan, as determined by the Committee, is to acquire any dwelling unit that within a reasonable period of time is to be used as the principal residence of the Participant, then such period for repayment may exceed 5 years to the extent permitted by the Committee.

          (2) Each loan shall be evidenced by the Participant's collateral promissory note for the amount of the loan, with interest, payable to the order of the Trustee, and shall be secured by an assignment of a portion of the Participant's vested benefit under the Plan at least equal to the initial principal amount of such loan and such other collateral as may be required by the Committee.

          (c) APPLICABILITY. The provisions of this Section 8.2 shall apply to any person who is a Participant but who is not an Employee and any Beneficiary of a deceased Participant if such Participant or Beneficiary is a "party in interest" as defined in section 3(14) of ERISA. The grant of a loan pursuant to this Section 8.2 and the terms and conditions thereof shall apply to any such Participant or Beneficiary in the same manner as to a Participant who is an Employee, except that the requirements of Section 8.2(b)(2) shall be met with respect to each such Participant and Beneficiary if such Participant or Beneficiary consents to have such loan repaid in substantially equal installments as determined by the Committee, but not less frequently than quarterly.

          SECTION 8.3.  DISTRIBUTION UPON TERMINATION OF EMPLOYMENT.
(a) VESTING. Except as provided in Sections 8.3(b) and 8.9, a Participant or his or her designated Beneficiary, as the case may be, shall be entitled to receive the Participant's entire account balance as soon as administratively practicable following the date on which the Participant's termination of employment occurs if the Participant terminates employment on account of death, Disability or after attainment of age 55. If a Participant terminates employment for any other reason, then the Participant shall be entitled to the entire balance of the Participant's Salary

Deferral Contributions Account, Rollover Account, After-Tax Account, Qualified Nonelective Contributions Account and Qualified Matching Contributions Account, and a percentage of his or her Profit Sharing Account and Matching Contributions Account determined by reference to the number of the Participant's years of Service, in accordance with the following schedule:


                                         Percentage of Profit Sharing and
     Years of Service                    Matching Contributions Accounts
     ----------------                    --------------------------------
     less than 1                                        0%
     at least 1, but less than 2                       25%
     at least 2, but less than 3                       50%
     at least 3, but less than 4                       75%
     4 or more                                        100%

          (b) GRANDFATHERED VESTING SCHEDULES. (i) Each Eligible Employee who was a participant in the HSI Plan immediately prior to the Effective Date and has completed three or more years of service (within the meaning of U.S. Treasury Regulations promulgated under section 411(a)(10) of the Code) as of November 1, 1997 shall be fully vested in his or her Matching Contributions Account. Each Eligible Employee who was a participant in the HSI Plan immediately prior to the Effective Date, but who has completed fewer than three years of service as of November 1, 1997, shall be fully vested in the balance of his or her Matching Contributions Account determined as of the Effective Date. Notwithstanding the foregoing, the portion of any such Matching Contribution Account attributable to matching contributions under the QualMed Plan made prior to January 1, 1995 shall become vested pursuant to subsection (a).

          (ii) Each Eligible Employee who was a participant in the FHC Plan immediately prior to the Effective Date and had commenced employment with an employer in the FHC Plan prior to January 1, 1995 shall be vested in his or her Profit Sharing Account and Matching Contributions Account in accordance with the following schedule:

                                         Percentage of Profit Sharing and
     Years of Service                    Matching Contributions Accounts
     ----------------                    --------------------------------
     less than 1                                         0%
     at least 1, but less than 2                    33-1/3%
     at least 2, but less than 3                    66-2/3%
     3 or more                                        100%

The vesting schedule set forth in this paragraph (ii) shall not apply, however, to any participant in the FHC Plan who was employed at any time by Intergroup HealthCare Corporation of Utah, Intergroup HealthCare Corporation of Arizona, Gem Holding Company (or any of its affiliates) or CareFlorida.

          (c) FORFEITURES. If upon a Participant's termination of employment the Participant is not fully vested in the balance of his or her Profit Sharing Account or Matching Contributions Account, then the difference between the value of each such account and the amount distributable with respect thereto under subsection (a) or (b) of this Section shall be charged to such account and forfeited. Such forfeiture shall occur as of the Valuation Date coinciding with or next following the earlier of (i) the date the Participant takes a distribution of his or her vested interest in such account as provided in
Section 8.4 and (ii) the date as of which the Participant incurs a Break in Service of five consecutive years. For purposes of the preceding sentence, a Participant who does not have a vested interest in his or her Profit Sharing Account or Matching Contributions Account (or both) shall be deemed to have received a distribution of such account as of the date of such Participant's termination of employment. If such Participant is reemployed prior to incurring a Break in Service of five consecutive years, such forfeiture shall be reinstated as prescribed in Section 9.3(b).

          SECTION 8.4. TIME AND FORM OF DISTRIBUTION UPON TERMINATION OF EMPLOYMENT. (a) NORMAL FORM OF DISTRIBUTION. Unless a Participant or a Beneficiary elects an optional form of distribution as described in subsection
(b), any distribution upon termination of a Participant's employment shall be made by the Trustee at the direction of the Committee by payment in a lump sum in cash.

          (b) OPTIONAL FORMS OF DISTRIBUTION. (1) A Participant who has completed at least one Hour of Service after August 22, 1984 and whose Plan accounts contain amounts transferred to the HSI Plan prior to the Merger Date from a qualified plan (within the meaning of sections 501(a) and 401(a) of the Code) may elect to receive a distribution of the vested portion of his or her Plan accounts in the form of a single premium annuity in an amount equal to such transferred amounts. Such an annuity shall provide for payments over the life of the Participant, if the Participant is not married, or the joint lives of the Participant and the Participant's spouse if the Participant is
married.   An annuity providing for payments over the joint lives of the
Participant and the Participant's spouse shall provide for equal monthly payments for the Participant's life, and after the Participant's death, for monthly payments equal to 50 percent (50%) of such payments for the life of the Participant's spouse. A Participant who elects a distribution in the form of an annuity shall be subject to the election procedures described in Section 8.5.

          (2) A Participant who immediately prior to the Merger Date was a participant in the FHC Plan and who on the Merger Date is a Participant in the Plan may elect to receive a distribution of the vested portion of his or her Plan accounts in an amount equal to the Participant's account balance in the FHC Plan immediately prior to the Merger Date in a series of quarterly, semiannual or annual installments of substantially nonincreasing designated amounts over a period of years certain. The amount of each installment payment shall be adjusted, in accordance with the payment frequency elected by the Participant, so that the Participant's account is exhausted as of the end of the payment period.

          (3) A Participant who (i) immediately prior to the Merger Date was a participant in the FHC Plan, (ii) participated in the FHC Plan before January 1, 1997, and (iii) is a Participant in the Plan on the Merger Date may elect to receive a distribution hereunder in the form of a single premium annuity in an amount equal to balance of the Participant's Plan accounts on the Merger Date. Such an annuity shall provide for payments over the life of the Participant or the joint lives of the Participant and a Beneficiary designated by the Participant. An annuity providing for payments over the joint lives of the Participant and the Participant's Beneficiary shall provide for equal monthly payments for the Participant's life, and after the Participant's death, for monthly payments equal to 50 percent (50%) of such payments for the life of the Participant's Beneficiary. A Participant who elects a distribution in the form of an annuity shall be subject to the election procedures described in Section 8.5.

          (4) A Participant who (i) immediately prior to the Merger Date was a participant in the FHC Plan with an account balance attributable to his or her employment by Managed Health Network, Inc. prior to January 1, 1997 and (ii) is a Participant in the Plan on the Merger Date may elect to have the balance of his or her Plan accounts on the Merger Date be used to purchase one of the following two types of annuity contracts:

               (A) A ten-year certain and life annuity providing equal monthly payments for the Participant's life, and in the event the Participant dies before 120 monthly payments have been paid, annuity payments in the same amount to the Participant's Beneficiary commencing on the first day of the month following the month in which the Participant's death occurs and continuing until an aggregate of 120 monthly payments have been made to the Participant and the Participant's Beneficiary.

               (B) A single premium annuity providing for payments over the life of the Participant, if the Participant is not married, or the joint lives of the Participant and the Participant's spouse if the Participant is married. An annuity providing for payments over the joint lives of the Participant and the Participant's Beneficiary shall provide for equal monthly payments for the Participant's life, and after the Participant's death, for monthly payments equal to 100 percent (100%) of such payments for the life of the Participant's Beneficiary.

A Participant who elects an annuity contract described in either paragraph (A) or (B) shall be subject to the election procedures described in Section 8.5.

          (c) SMALL BENEFITS PAYABLE IN LUMP SUM. Notwithstanding any provision of the Plan to the contrary, if the vested portion of a Participant's Plan accounts does not exceed $5,000 (or such other amount prescribed by section 411(a)(11) of the Code) (such amount referred to herein as the "small benefit amount") and has not exceeded the small benefit amount at the time of any prior Plan distributions, then such balance shall be distributed in a lump sum cash payment as soon as administratively practicable after the Participant's termination of employment.

          (d) TIME OF DISTRIBUTION. Except as provided in Section 8.9, Upon a Participant's termination of employment, the payment of a lump sum shall be made, or installment or annuity payments shall commence, as the case may be, as soon as administratively feasible on or after the date on which such termination of employment occurs or at such later time as the Participant or his or her Beneficiary, as the case may be, shall elect, which election may be changed as of any Valuation Date by advance written notice to the Committee, PROVIDED, HOWEVER that:

          (1) subject to Section 8.4(c), no payments shall be made before the Participant's 65th birthday unless the Participant has consented in writing;

          (2) distributions commencing after the Participant's death shall be completed within five years after the death of the Participant, except that
     (i) if the Participant's Beneficiary is the Participant's spouse, distribution may be deferred until the date on which the Participant would have attained age 70-1/2 had he or she survived and (ii) if the Participant's Beneficiary is a natural person other than the Participant's spouse and distributions commence not later than one year after the Participant's death, such distributions may be made over a period not longer than the life expectancy of such Beneficiary. If at the time of the Participant's death, distribution of the Participant's benefit has commenced, the remaining portion of the Participant's benefit shall be paid in the manner elected by the Participant's Beneficiary, but at least as rapidly as was the method of distribution being used prior to the Participant's death;

          (3) in the case of a Participant who does not elect any distribution to which such Participant becomes entitled upon termination of employment, distribution shall be made to such Participant by payment in a lump sum no later than 60 days after the end of the Plan Year which contains the later of (i) the date of the Participant's termination of employment and (ii) the Participant's 65th birthday; and

          (4) with respect to a Participant who continues in employment after attaining age 70-1/2, distribution of the Participant's account balance shall commence no later than the Participant's required beginning date.
     For purposes of this paragraph, the term "required beginning date" shall mean (i) with respect to a Participant who is a 5%-owner (within the meaning of section 416(i) of the Code), April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 and
     (ii) with respect to any other Participant, April 1 of the calendar year following the calendar year in which the Participant retires. A Participant who (i) is not a 5%-owner, (ii) attained age 70-1/2 before 1997 and (iii) remains in employment with an Employer shall be permitted to elect to cease receiving distributions while the Participant remains in employment with an Employer. If such distributions are paid in the form of a joint and survivor annuity, however, a Participant may elect to cease such distribution only if the spousal consent and other applicable requirements of sections 401(a)(11) and 417 of the Code are satisfied. Distributions made under this paragraph shall be made in the form of installment payments in the minimum amount required by section 401(a)(9) of the Code over a period equal to the life of the Participant, or if applicable, the joint lives of such Participant and the Participant's Beneficiary. Unless the Participant elects otherwise prior to the date on which payment of installments commence pursuant to this paragraph, such period shall be recalculated annually to the extent permitted by regulations promulgated by the U.S. Department of Treasury.

          (e) DIRECT ROLLOVER OPTION. In the case of a distribution that is an "eligible rollover distribution" within the meaning of section 402(c)(4) of the Code, a distributee may elect that all or any portion of such distribution to which he or she is entitled shall be directly transferred from the Plan to an individual retirement account or annuity described in section 408 of the Code, to another retirement plan qualified under section 401(a) of the Code (the terms of which permit the acceptance of rollover distributions) or to an annuity plan described in section 403(a) of the Code; PROVIDED, HOWEVER, that if the distributee is a surviving spouse of a Participant, such distribution may be transferred only to an individual retirement account or annuity.
Notwithstanding the foregoing, a distributee shall not be entitled to elect to have an eligible rollover distribution transferred pursuant to this subsection
(i) if the total of all eligible rollover distributions with respect to such distributee for the Plan Year is not reasonably expected to equal at least $200, or (ii) in the case of a partial direct rollover, the portion so rolled over equals at least $500. For purposes of this subsection, the term "distributee" shall mean (i) a Participant, (ii) an alternate payee (within the meaning of section 414(p)(8) of the Code) with respect to a Participant under a qualified domestic relations order or (iii) a surviving spouse of a Participant.

          (f) VALUATION OF ACCOUNTS. For purposes of determining the value of a Participant's account balance under the Plan for purposes of this Section, the Participant's account balance shall be valued as of the date the Participant's request for a distribution is received by the Committee in acceptable form and substance, or such other date prescribed by the Committee in conjunction with the Plan's recordkeeper (such date to be applied in a uniform manner).

          SECTION 8.5. SPECIAL RULES RELATING TO ELECTION OF ANNUITY FORM OF BENEFIT. The provisions of this Section shall apply only to a Participant who elects to receive payment of his or her account in an optional annuity form of benefit described in Section 8.4.

           (a) QJSA NOTICE. No less than 30 days (or such shorter period as may be permitted by regulations promulgated by the U.S. Department of Treasury, and as determined by the Committee) and no more than 90 days before the date of distribution, the Committee shall give the Participant by mail or personal delivery written notice a general description of the single premium annuity, a general description of the circumstances under which a single premium annuity contract will be purchased and general information on the amount of each payment under a typical single premium annuity contract. Such notice also shall advise the Participant that, upon written request to the Committee prior to the end of his or her election period, the Participant shall be given a written explanation in nontechnical language of the terms and conditions of the single premium annuity contract, of the other methods of distribution available pursuant to
Section 8.4 and of the amount of each payment that he or she would be entitled to receive under such a contract or under the other methods of distribution. Such explanation shall be mailed or personally delivered to the Participant within 30 days from the date the Participant's written request is received by the Committee and the Participant's election period shall end no earlier than 90 days after such explanation is so mailed or delivered.

          (b) QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY. If the Participant is married and dies after making an election to have his or her account distributed in an annuity form of benefit but prior to his or her annuity starting date, then such Participant's account shall be applied to purchase a single premium annuity contract providing for payment over the lifetime of the Participant's surviving spouse. Notwithstanding the foregoing, the Participant's surviving spouse may elect, in the time and manner prescribed by the Committee, to receive payment of the Participant's account in the form of a single sum, in lieu of a single premium annuity contract.

          (c) ELECTION AND WAIVER PROCEDURES. A Participant may, subject to the last sentence of this paragraph, revoke the annuity form of distribution provided under the Plan at any time during the 90-day period ending on the Participant's benefit commencement date (the "election period"). Such a revocation shall be made by delivering a written notice describing the election, change or revocation to the Committee on a form provided by the Committee for this purpose; PROVIDED, HOWEVER, that if the Participant has been married for the one-year period ending on his or her benefit commencement date, and as a result of such revocation, the Participant's spouse would not be entitled to receive a survivor's benefit at least equal to that provided by the 50 percent (50%) joint and survivor annuity form of benefit, such election shall not be effective unless it shall have been consented to, at the time of such election, revocation or change, in writing by the Participant's spouse and such consent acknowledges the effect of such revocation and is witnessed by either a Plan representative or a notary public, or it is established to the satisfaction of the Committee that such consent cannot be obtained because the

Participant's spouse cannot be located or such other circumstances as may be prescribed in regulations promulgated by the U.S. Department of Treasury.

          SECTION 8.6. DESIGNATION OF BENEFICIARY. Each Participant shall have the right to designate a Beneficiary or Beneficiaries (who may be designated contingently or successively and that may be an entity other than a natural person) to receive any distribution to be made under Section 8.3 upon the death of such Participant or, in the case of a Participant who dies subsequent to termination of his or her employment but prior to the distribution of the entire amount to which such Participant is entitled under the Plan, any undistributed balance to which such Participant would have been entitled, PROVIDED, HOWEVER, that no such designation (or change thereof) shall be effective if the Participant was married through the one-year period ending on the date of the Participant's death unless such designation (or change thereof) was consented to at the time of such designation (or change thereof) by the person who was the Participant's spouse during such period, in writing, acknowledging the effect of such consent and witnessed by a notary public or a Plan representative, or it is established to the satisfaction of the Committee that such consent could not be obtained because the Participant's spouse cannot be located or such other circumstances as may be prescribed in Regulations. Subject to the preceding sentence, a Participant may from time to time, without the consent of any Beneficiary, change or cancel any such designation. Such designation and each change therein shall be made in the form prescribed by the Committee and shall be filed with the Committee. If (i) no Beneficiary has been named by a deceased Participant, (ii) such designation is not effective pursuant to the proviso contained in the first sentence of this Section, or (iii) the designated Beneficiary has predeceased the Participant, any undistributed balance of the deceased Participant's account shall be distributed by the Trustee at the direction of the Committee (a) to the surviving spouse of such deceased Participant, if any, or (b) if there is no surviving spouse, to the then living children, if any, of the Participant in equal shares, or (c) if there are no such children, to the executor or administrator of the estate of such deceased Participant. The marriage of a Participant shall be deemed to revoke any prior designation of a Beneficiary made by him or her and a divorce shall be deemed to revoke any prior designation of the Participant's divorced spouse if written evidence of such marriage or divorce shall be received by the Committee before distribution of the Participant's account balance has been made in accordance with such designation. If within a period of three years following the death or other termination of employment of any Participant the Committee in the exercise of reasonable diligence has been unable to locate the person or persons entitled to benefits under this
Article 8, the rights of such person or persons shall be forfeited, PROVIDED, HOWEVER, that the Plan shall reinstate and pay to such person or persons the amount of the benefits so forfeited upon a claim for such benefits made by such person or persons. The amount to be so reinstated shall be obtained from the total amount that shall have been forfeited pursuant to this Section
8.6 during the Plan Year that the claim for such forfeited benefit is made.
If the amount to be reinstated exceeds the amount of such forfeitures, the Employer in respect of whose Employee the claim for forfeited benefit is made shall make a contribution in an amount equal to the remainder of such excess. Any such contribution shall be made without regard to whether or not the limitations set forth in Section 4.6 will be exceeded by such contribution.

          SECTION 8.7.  DISTRIBUTIONS TO MINOR AND DISABLED DISTRIBUTEES.
Any distribution under this Article that is payable to a distributee who is a minor or to a distributee who, in the opinion of the Committee, is unable to manage his or her financial affairs by reason of illness or mental incompetency may be made to or for the benefit of any such distributee at such time consistent with the provisions of Section 8.4 and in such of the following ways as the legal representative of such distributee shall direct:
(a) directly to any such minor distributee if, in the opinion of such legal representative, he or she is able to manage his or her financial affairs, (b) to such legal representative, (c) to a custodian under a Uniform Gifts to Minors Act for any such minor distributee, or (d) to some near relative of any such distributee to be used for the latter's benefit. Neither the Committee nor the Trustee shall be required to see to the application by any third party other than the legal representative of a distributee of any distribution made to or for the benefit of such distributee pursuant to this Section.

          SECTION 8.8. MISSING PERSON. If within a period of three years following the death or other termination of employment of any Participant the Committee in the exercise of reasonable diligence has been unable to locate the person or persons entitled to benefits under this Article 8, then the rights of such person or persons shall be forfeited, and, subject to the following sentence, the amount so forfeited shall be used to reduce the Profit Sharing Contributions or Matching Contributions otherwise made pursuant to Sections 4.1 or 4.4 of the Plan for the Plan Year in which such forfeiture occurs; PROVIDED, HOWEVER, that the Plan shall reinstate and pay to such person or persons the amount of the benefits so forfeited upon a claim for such benefits made by such person or persons. The amount to be so reinstated shall be obtained from the total amount that shall have been forfeited pursuant to this Section 8.8 during the Plan Year that the claim for current forfeited benefit is made, or if such amount is insufficient, from the amounts forfeited pursuant to Sections 4.5(e) and 8.3(c). If the amount to be reinstated exceeds the amount of such forfeitures, then the Employer in respect of whose Employee the claim for forfeited benefits is made shall make a contribution in an amount equal to the remainder of such excess. Any such contribution shall be made without regard to whether or not the limitations set forth in Section 4.6 will be exceeded by such contribution.

          SECTION 8.9.  SUCCESSIVE EMPLOYER.  (a) IN GENERAL.
Notwithstanding the foregoing provisions of this Article 8, distributions of Salary Deferral Contribution Accounts of Participants whose employment with an Employer terminates and who continue employment with a Successive Employer (as hereinafter defined) shall be subject to the provisions set forth in this
Section 8.9, unless otherwise permitted under the law and the Plan.

          (b) SEPARATION FROM SERVICE OR AGE 59 1/2. Such a Participant who has incurred a Separation from Service (as hereinafter defined) or has attained age 59 1/2 as of the date his or her employment with an Employer terminates shall be eligible to receive a distribution of his or her Salary Deferral Contribution Account in accordance with Section 8.4(d).

          (c) SALE OF ASSETS OR SUBSIDIARY. Such a Participant who has not incurred a Separation from Service (as hereinafter defined) and has not attained age 59-1/2 as of the date his or her employment with an Employer terminates shall be eligible to receive a distribution of his or her Salary Deferral Contribution Account in accordance with Section 8.4(d) only if the following conditions are satisfied:

          (1) the Successive Employer does not maintain the Plan after the Participant's employment terminates, within the meaning of Treasury Regulation Section 1.401(k)-1(d)(4);

          (2) the distribution is made in the form of a lump sum distribution (within the meaning of section 402(d)(4) of the Code, without regard to section 402(d)(4)(A)(i) through (iv), (B) and (F) of the Code) by the end of the second calendar year after the calendar year in which the Participant's employment terminated;

          (3) the Successive Employer is not an Affiliate of an Employer;

          (4) the Successive Employer purchases (i) at least 85 percent of the assets used by the Employer in a trade or business of the Employer or (ii) the Employer's interest in a subsidiary (in each case within the meaning of Treasury Regulation Section 1.401(k)-1(d)(1));

          (5) both the Employer and the Successive Employer are corporations;
     and

          (6) the Company determines in its sole discretion that a distribution under this Section 8.9(c) is permissible.

          (d) DEFERRAL OF DISTRIBUTIONS. Such a Participant who is not eligible for a distribution under Section 8.9(b) or (c) may not receive a distribution of his or her Salary Deferral Contribution Account until such Participant has incurred a Separation from Service, attained age 59 1/2 or otherwise become eligible to receive a distribution of such account under section 401(k)(2)(B) of the Code.

          (e) TRANSFER OF ACCOUNTS TO SUCCESSIVE EMPLOYER'S PLAN. The Company may determine in its sole and absolute discretion to transfer the accounts of some or all of the

Participants who are employed by a Successive Employer to a tax-qualified retirement plan maintained by such Successive Employer.

          (f) DEFINITIONS. For purposes of this Section, the following terms shall have the meaning set forth below:

          (i) "Separation from Service" shall mean the date on which a Participant has separated from service with the meaning of section 401(k)(2)(b)(i)(I) of the Code. The determination of whether a Participant has incurred a Separation from Service shall be made by the Committee in its sole and absolute discretion and shall be conclusive and binding on all persons.

          (ii) "Successive Employer" shall mean an entity that either (i) purchases from an Employer some or all of its interest in a trade or business or a business unit or (ii) enters into a contract with an Employer pursuant to which such entity assumes responsibility for the management or operation of a trade or business or a business unit of such Employer.

                                    ARTICLE 9
                           SPECIAL PARTICIPATION RULES

          SECTION 9.1. CHANGE OF EMPLOYMENT STATUS. If an Employee who is not a Participant becomes eligible to participate because of a change in his or her employment status, then such Employee shall be entitled to become a Participant the first Entry Date coincident with or following the Employee's satisfaction of the requirements of Section 3.1.

          SECTION 9.2. REEMPLOYMENT OF AN ELIGIBLE EMPLOYEE WHOSE EMPLOYMENT TERMINATED PRIOR TO BECOMING A PARTICIPANT. (a) If an Eligible Employee whose employment terminated before the Employee had satisfied the requirements of Section 3.1 is reemployed by an Employer, such Employee's prior service shall be disregarded and such Employee shall be eligible to become a Participant in accordance with Section 3.1.

          (b) If an Eligible Employee whose employment terminated after he or she had satisfied the requirements of Section 3.1 but prior to becoming a Participant is reemployed by an Employer, then he or she shall not be required to satisfy again such requirements and shall be eligible to become a Participant upon the first Entry Date coinciding with or next following the date of his or her reemployment.

          SECTION 9.3. REEMPLOYMENT OF A TERMINATED PARTICIPANT. (a) PARTICIPATION. If a terminated Participant is reemployed, then he or she shall not be required to satisfy the requirements of Section 3.1, and shall be eligible to participate as of the first Entry Date following the date of his or her reemployment.

          (b) RESTORATION OF FORFEITURES. If a terminated Participant is reemployed prior to incurring a Break in Service of five consecutive years, then an amount equal to the portion of the Participant's Profit Sharing Account or Matching Contributions Account that was forfeited pursuant to
Section 8.3(c) shall be credited to a new Profit Sharing Account or Matching Contributions Account, as the case may be, for such Participant. Such Participant's vested interest in his or her Profit Sharing Account or Matching Contributions Account following such reemployment shall be determined by applying the applicable vesting percentage to the sum of the value of such account and the aggregate amount of the Participant's prior distribution from such account, and then subtracting the aggregate amount of the Participant's prior distributions from such account. As of the end of each Plan Year, forfeitures occurring in such Plan Year pursuant to Sections 4.5(e) and 8.3(c) shall be applied to restore the Profit Sharing Accounts and Matching Contributions Accounts of any persons employed by such Employer at the end of such Plan Year who are entitled to have forfeitures restored under the provisions of this Section. In the event the total amount forfeited in such Plan Year is insufficient to restore in full the forfeitures of all persons entitled under this Section to have their forfeitures restored, the Employer of the Participant shall, notwithstanding any other provision of the Plan, make an additional contribution sufficient to restore such forfeitures.
 Any such additional contribution shall be made without regard to whether or not the limitations set forth in Section 4.6 will be exceeded by such contribution.

          SECTION 9.4. EMPLOYMENT BY RELATED ENTITIES. If an individual is employed by an Affiliate that is not a participating Employer, then any period of such employment shall be taken into account to the same extent it would have been had such period of employment been as an Employee of his or her Employer solely for the purposes of (i) determining whether and when such individual is eligible to participate in the Plan under Article 3, (ii) measuring such individual's years of Service and (iii) determining when such individual has retired or otherwise terminated his or her employment for purposes of Article 8.

          SECTION 9.5. LEASED EMPLOYEES. If an individual who performed services as a leased employee (within the meaning of section 414(n)(2) of the Code) of an Employer or an Affiliate becomes an Employee, or if an Employee becomes such a leased employee, then any period during which such services were so performed shall be taken into account solely for the purposes of determining whether and when such individual is eligible to participate in the Plan under Article 3, measuring such individual's years of Service and determining when such individual has retired or otherwise terminated his or her employment for purposes of Article 8 to the same extent it would have been had such service been as an Employee. This Section shall not apply to any period of service during which such a leased employee was covered by a plan described in section 414(n)(5) of the Code.

          SECTION 9.6. REEMPLOYMENT OF VETERANS. (a) GENERAL. The provisions of this Section shall apply in the case of the reemployment by an Employer of an Eligible Employee, within the period prescribed by USERRA, after the Employee's completion of a period of Qualified Military Service. The provisions of this Section are intended to provide such Employees with the rights required by USERRA and section 414(u) of the Code, and shall be interpreted in accordance with such intent.

          (b) MAKE UP OF SALARY DEFERRAL CONTRIBUTIONS. Such Employee shall be entitled to make contributions under the Plan ("Make-Up Deferrals"), in addition to any Salary Deferral Contributions which the Employee elects to have made under the Plan pursuant to Section 4.2. From time to time while employed by an Employer, such Employee may elect to make such Make-Up Deferrals during the period beginning on the date of such Employee's reemployment and ending on the earlier of:

          (i) the end of the period equal to the product of three and such Employee's period of Qualified Military Service, and

          (ii)  the fifth anniversary of the date of such reemployment.

Such Employee shall not be permitted to contribute Make-Up Deferrals to the Plan in excess of the amount which the Employee could have elected to have made under the Plan in the form of Salary Deferral Contributions if the Employee had continued in employment with his or her Employer during such period of Qualified Military Service. Such Employee shall be deemed to have earned "Compensation" from his or her Employer during such period of Qualified Military Service for this purpose in the amount prescribed by sections 414(u)(2)(B) and 414(u)(7) of the Code. The manner in which an Eligible Employee may elect to make Make-Up Deferrals pursuant to this subsection (b) shall be prescribed by the Committee.

          (c) MAKE-UP OF MATCHING CONTRIBUTIONS. An Eligible Employee who contributes Make-Up Deferrals as described in subsection (b) shall be entitled to an allocation of Matching Contributions ("Make-Up Matching Contributions") in an amount equal to the amount of Matching Contributions which would have been allocated to the Matching Contributions Account of such Eligible Employee under the Plan if such Make-Up Deferrals had been made in the form of Salary Deferral Contributions during the period of such Employee's Qualified Military Service. The amounts necessary to make such allocation of Make-Up Matching Contributions shall be derived from forfeitures not yet applied towards Matching Contributions for the Plan Year in which the Make-Up Deferrals are made, and if such forfeitures are not sufficient for this purpose, then the Eligible Employee's Employer shall make a special contribution which shall be utilized solely for purposes of such allocation.

          (d) PROFIT SHARING CONTRIBUTIONS. Such Employee shall be entitled to share in any allocations of Profit Sharing Contributions with respect to such period of Qualified Military Service as an Eligible Employee. Such Employee shall be deemed to have earned "Compensation" from his or her Employer during such period of Qualified Military Service for this purpose in the amount prescribed by sections 414(u)(2)(B) and 414(u)(7) of the Code.

          (e) APPLICATION OF LIMITATIONS AND NONDISCRIMINATION RULES. Any contributions made by an Eligible Employee or an Employer pursuant to this Section on account of a period of Qualified Military Service in a prior Plan Year shall not be subject to the limitations prescribed by Sections 4.3, 4.6 and 7.5 of the Plan (relating to sections 402(g), 404 and 415 of the Code) for the Plan Year in which such contributions are made. The Plan shall not be treated as failing to satisfy the nondiscrimination rules of Section 4.5 of the Plan (relating to sections 401(k)(3) and 401(m) of the Code) for any Plan Year solely on account of any make up contributions made by an Eligible Employee or an Employer pursuant to this Section.

                                   ARTICLE 10
               SHAREHOLDER RIGHTS WITH RESPECT TO COMPANY STOCK

          SECTION 10.1. VOTING SHARES OF COMPANY STOCK. Each Participant (or Beneficiary) shall be entitled to give voting instructions, in the time and manner prescribed by the Trustee, with respect to the number of whole shares of Company Stock allocated to his or her accounts. The Trustee shall vote, in person or by proxy, such shares according to the voting instructions of Participants (or Beneficiaries) which have been timely submitted to the Trustee. To the extent permitted by law, the Trustee shall vote the shares of Company Stock credited to Participants' (or Beneficiaries') accounts with respect to which the Trustee does not timely receive voting instructions, shares of Company Stock that are not allocated to Participants' (or Beneficiaries') accounts (if any) and fractional shares in the same proportion by which the Trustee votes shares of Company Stock for which instructions are timely received.

          Written notice of any meeting of shareholders of the Company and a request for voting instructions shall be given by the Trustee, at such time and in such manner as the Trustee shall determine, to each Participant (or Beneficiary) entitled to give instructions for voting shares of Company Stock at such meeting. The Company shall establish and pay for a means by which such voting instructions can expeditiously be delivered to the Trustee. All such instructions shall be confidential and shall not be disclosed to any person, including any Employer.

          SECTION 10.2. TENDER OFFERS. (a) RIGHTS OF PARTICIPANTS. In the event a tender offer is made generally to the shareholders of the Company to transfer all or a portion of their shares of Company Stock in return for valuable consideration, including, but not limited to, offers regulated by section 14(d) of the Securities Exchange Act of 1934, as amended, the Trustee shall respond to such tender offer in respect of shares of Company Stock held by the Trustee in the Company Stock Fund in accordance with instructions obtained from Participants (or Beneficiaries). Each Participant (or Beneficiary) shall be entitled to instruct the Trustee regarding how to respond to any such tender offer with respect to the number of shares of Company Stock then allocated to his or her accounts. Each Participant (or Beneficiary) who does not provide timely instructions to the Trustee shall be presumed to have directed the Trustee not to tender shares of Company Stock allocated to his or her accounts. A Participant (or Beneficiary) shall not be limited in the number of instructions to tender or withdraw from tender which he or she can give, but a Participant (or Beneficiary) shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee pursuant to paragraph (c) below.

          (b) DUTIES OF THE COMPANY. Within a reasonable time after the commencement of a tender offer, the Company shall cause the Trustee to provide to each Participant or Beneficiary, as the case may be:

           (i) the offer to purchase as distributed by the offeror to the shareholders of the Company,

          (ii) a statement of the number of shares of Company Stock allocated to his or her account, and

          (iii) directions as to the means by which instructions with respect to the tender offer can be given.

          The Company shall establish and pay for a means by which instructions with respect to a tender offer can expeditiously be delivered to the Trustee. All such instructions shall be confidential and shall not be disclosed to any person, including any Employer. The Company at its election may engage an agent to receive such instructions and transmit them to the Trustee.

          For purposes of allocating the proceeds of any sale or exchange pursuant to a tender offer, the Trustee shall then treat as having been sold or exchanged from each of the individual accounts of Participants (and Beneficiaries) who provided timely directions to the Trustee under this Section that number of shares of Company Stock subject to such directions and the proceeds of such sale or exchange shall be allocated accordingly. Any proceeds from the sale or exchange of shares of Company Stock shall be invested in a commingled fund maintained by the Trustee designated to hold such amounts pending investment instructions from Participants (and Beneficiaries).

          (c) DUTIES OF THE TRUSTEE. The Trustee shall follow the instructions of the Participants (and Beneficiaries) with respect to the tender offer as transmitted to the Trustee. The Trustee may establish a reasonable time, taking into account the time restrictions of the tender offer, after which it shall not accept instructions of Participants (or Beneficiaries).

                                   ARTICLE 11
                                 ADMINISTRATION

          SECTION 11.1. THE COMMITTEE. (a) Either (i) the Compensation and Stock Option Committee or (ii) to the extent authorized by the Compensation and Stock Option Committee, the Chairman of the Board of Directors or the President of the Company (the "authorized officers") shall appoint a Committee consisting of three or more members that shall be the "administrator" of the Plan within the meaning of such term as used in ERISA and, except for duties specifically vested in the Trustee, shall be responsible for the administration of the provisions of the Plan. The Committee shall be a "named fiduciary" within the meaning of such term as used in ERISA. The Compensation and Stock Option Committee or the authorized officers shall have the right at any time, with or without cause, to remove the members of the Committee. In addition, any member of the Committee may resign and such resignation shall be effective upon delivery of the written resignation to the Company. Upon the resignation, removal or failure or inability for any reason of any member of the Committee to act hereunder, the Compensation and Stock Option Committee or the authorized officers shall appoint a successor. Any successor members of the Committee shall have all the rights, privileges and duties of the predecessor, but shall not be held accountable for the acts of the predecessor.

          (b) Any member of the Committee may, but need not, be an employee, director, officer or shareholder of an Employer and such status shall not disqualify him or her from taking any action hereunder or render him or her accountable for any distribution or other material advantage received by him or her under the Plan, provided that no member of the Committee who is a Participant shall take part in any action of the Committee or any matter involving solely his or her rights under the Plan.

          (c) Promptly after the appointment of the members of the Committee and from time to time thereafter, and promptly after the appointment of any successor member of the Committee, the Trustee shall be notified as to the names of the persons appointed as successor members of the Committee by delivery to the Trustee of a written notice of such appointment.

          (d) The Committee shall have the duty and authority to interpret and construe, in its sole discretion, the terms of the Plan in regard to all questions of eligibility, the status and rights of Participants, distributees and other persons under the Plan, and the manner, time, and amount of payment of any distribution under the Plan. Each Employer shall, from time to time, upon request of the Committee, furnish to the Committee such data and information as the Committee shall require in the performance of its duties. All determinations and actions of the Committee shall be conclusive and binding upon all affected parties, except that the Committee may revoke or modify a determination or action that it determines to have been in error.

          (e) The Committee shall direct the Trustee to make payments of amounts to be distributed from the Trust under Article 8.

     (f) The Committee may allocate its responsibilities among its members and may designate any other person, partnership, corporation or another committee to carry out any of its responsibilities with respect to administration of the Plan. Any such allocation or designation shall be reduced to writing and such writing shall be kept with the records of the Plan. Any reference in the Plan to the Committee shall include any person, partnership, corporation or committee to which the Committee has delegated any of its responsibilities.

     (g) The Committee may act at a meeting, or by writing without a meeting, by the vote or written assent of a majority of its members. The Compensation and Stock Option Committee shall designate one member of the Committee as its chairman, and the chairman of the Committee shall appoint one member of the Committee as its secretary. The Committee shall keep the Trustee advised of the identity of the members holding such offices. Either the chairman or the secretary of the Committee shall be the Plan's agent for service of legal process and shall be authorized to forward all necessary communications to the Trustee. The secretary of the Committee shall keep records of all meetings of the Committee. The Committee may adopt such rules and procedures as it deems desirable for the conduct of its affairs and the administration of the Plan, provided that any such rules and procedures shall be consistent with the provisions of the Plan and ERISA.

     (h) The members of the Committee shall discharge their duties with respect to the Plan (i) solely in the interest of the Participants and Beneficiaries, (ii) for the exclusive purpose of providing benefits to Employees participating in the Plan and their Beneficiaries and of defraying reasonable expenses of administering the Plan and (iii) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Employers hereby jointly and severally indemnify the members of the Committee from the effects and consequences of their acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences result from their own willful misconduct.

     (i) The members of the Committee may not receive any compensation or fee for services as members of the Committee. The Employer shall reimburse the members of the Committee for any necessary expenditures incurred in the discharge of their duties as members of the Committee.

     (j) The Committee may employ such counsel (who may be counsel for an Employer) and agents and may arrange for such clerical and other services as it may require in carrying out the provisions of the Plan.

     SECTION 11.2. CLAIMS PROCEDURE. Any Participant or distributee who believes he or she is entitled to benefits in an amount greater than those which he or she is receiving or has received may file a claim with the Committee.
Such a claim shall be in writing and state the nature of the claim, the facts supporting the claim, the amount claimed, and the address of the claimant. The Committee shall review the claim and, unless special circumstances require an extension of time, within 90 days after receipt of the claim, give written notice by registered or certified mail to the claimant of its decision with respect to the claim. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 90-day period and in no event shall such an extension exceed 90 days. The notice of the decision of the Committee with respect to the claim shall be written in a manner calculated to be understood by the claimant and, if the claim is wholly or partially denied, set forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the claim review procedure under the Plan. The Committee shall also advise the claimant that the claimant or his or her duly authorized representative may request a review by the Committee of the denial by filing with the Committee within 60 days after notice of the denial has been received by claimant, a written request for such review. The claimant shall be informed that he or she may have reasonable access to pertinent documents and submit comments in writing to the Committee within the same 60-day period. If a request is so filed, review of the denial shall be made by the Committee within, unless special circumstances require an extension of time, 60 days after receipt of such request, and the claimant shall be given written notice of the Committee's final decision. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The notice of the Committee's final decision shall include specific reasons for the decision and specific references to the pertinent

Plan provisions on which the decision is based and shall be written in a manner calculated to be understood by the claimant.

     SECTION 11.3. NOTICES TO PARTICIPANTS. All notices, reports and statements given, made, delivered or transmitted to a Participant or distributee or any other person entitled to or claiming benefits under the Plan shall be deemed to have been duly given, made or transmitted when mailed by first class mail with postage prepaid and addressed to the Participant or distributee or such other person at the address last appearing on the records of the Committee. A Participant or distributee or other person may record any change of his or her address from time to time by written notice filed with the Committee.

     SECTION 11.4. NOTICES TO THE COMMITTEE. Written directions, notices and other communications from Participants or distributees or any other person entitled to or claiming benefits under the Plan to the Committee shall be deemed to have been duly given, made or transmitted either when delivered to such location as shall be specified upon the forms prescribed by the Committee for the giving of such directions, notices and other communications or when mailed by first class mail with postage prepaid and addressed to the addressee at the address specified upon such forms.

     SECTION 11.5. RECORDS. The Committee shall keep a record of all of its proceedings with respect to the Plan and shall keep or cause to be kept all books of account, records and other data as may be necessary or advisable in their judgment for the administration of the Plan.

     SECTION 11.6. REPORTS OF TRUSTEE AND ACCOUNTING TO PARTICIPANTS. The Committee shall keep on file, in such form as it shall deem convenient and proper, all reports concerning the Trust Fund received by it from the Trustee, and the Committee shall, as soon as possible after the close of each Plan Year, advise each Participant and Beneficiary of the balance credited to any account for his or her benefit as of the close of such Plan Year pursuant to Article 7 hereof.


                                   ARTICLE 12
                        PARTICIPATION BY OTHER EMPLOYERS

     SECTION 12.1. ADOPTION OF PLAN. With the consent of the Company, any entity may become a participating Employer under the Plan by (a) taking such action as shall be necessary to adopt the Plan and (b) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to such entity. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan or Trust is reserved by the Company. The administrative powers and control of the Company, as provided in the Plan and Trust agreement, including the sole right of amendment, and of appointment and removal of the Trustee and its successors, shall not be diminished by reason of the participation of any such adopting entity in the Plan.

     SECTION 12.2. WITHDRAWAL FROM PARTICIPATION. Any Employer may withdraw from participation in the Plan at any time by filing with the Company a duly certified copy of a written instrument duly adopted by the Employer to that effect and giving notice of its intended withdrawal to the Company, the other Employers and the Trustee prior to the effective date of withdrawal. Any Employer, by action of its board of directors or other governing authority, may withdraw from the Plan and Trust after giving 90 days' notice to the Board of Directors, provided the Board of Directors consents to such withdrawal. Distribution may be implemented through continuation of the Trust, or transfer to another trust fund exempt from tax under section 501(a) of the Code, or to a group annuity contract qualified under section 401(a) of the Code, or distribution may be made as an immediate cash payment in accordance with the directions of the Company; PROVIDED, HOWEVER, that no such action shall divert any part of such fund to any purpose other than the exclusive benefit of the Employees of such Employer.

     SECTION 12.3. CONTINUANCE BY A SUCCESSOR. In the event that an Employer is reorganized by way of merger, consolidation, transfer of assets or otherwise, so that another entity succeeds to all or substantially all of the Employer's business, such successor entity may be substituted for the Employer under the Plan by adopting the Plan, with the written consent of the Board of Directors. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of such successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, such successor entity shall not have elected to become a party to the Plan, the Board of Directors does not consent to the adoption of the Plan by such successor entity or the Employer adopts a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to employees of such Employer as of the close of business on the 90th day following the effective date of such reorganization or as of the close of business on the date of adoption of such plan of complete liquidation, as the case may be, and the Company shall direct the Trustee to distribute the portion of the Trust Fund applicable to such Employer in the manner provided in Article 15.

     If such successor entity is substituted for an Employer, by electing to become a party to the Plan as described above, then, for all purposes of the Plan, employment of such Employee with such Employer, including service with and compensation paid by such Employer, shall be considered to be employment with such Employer.

     SECTION 12.4. COMPANY AS AGENT FOR EMPLOYERS. Each entity that becomes a participating Employer pursuant to Section 12.1 or 12.3 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authorities hereby conferred upon the Company by the terms of the Plan, including, but not by way of limitation, the power to amend and terminate the Plan. The authority of the Company to act as such agent shall continue unless and until the portion of the Trust Fund held for the benefit of

Employees of the particular Employer and their Beneficiaries is set aside in a separate Trust Fund as provided in Section 15.2.


                                      ARTICLE 13
                                    MISCELLANEOUS

     SECTION 13.1. EXPENSES. All costs and expenses incurred in administering the Plan and the Trust, including the expenses of the Company and the Committee, the fees of counsel and any agents for the Company and the Committee, the fees and expenses of the Trustee, the fees of counsel for the Trustee and other administrative expenses shall be paid under the direction of the Committee from the Trust Fund to the extent such expenses are not paid by the Employers. The Committee, in its sole discretion, having regard to the nature of a particular expense, shall determine the portion of such expense that is to be borne by each Employer.

     SECTION 13.2. NON-ASSIGNABILITY. (a) IN GENERAL. It is a condition of the Plan, and all rights of each Participant and Beneficiary shall be subject thereto, that no right or interest of any Participant or Beneficiary in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, but excluding devolution by death or mental incompetency, and no right or interest of any Participant or

Beneficiary in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or Beneficiary, including claims for alimony or the support of any spouse, except as provided below.

     (b) EXCEPTION FOR QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding any provision of the Plan to the contrary, if a Participant's account balance under the Plan, or any portion thereof, is the subject of one or more qualified domestic relations orders, as defined below, such account balance or portion thereof shall be paid to the person at the time and in the manner specified in any such order. For purposes of this subsection (b), the term "qualified domestic relations order" shall have the meaning prescribed by section 414(p) of the Code. The Committee, in its sole discretion, shall determine whether any order constitutes a "qualified domestic relations order" under this subsection. A domestic relations order shall not fail to constitute a "qualified domestic relations order" under this subsection (b) solely because such order provides for immediate payment to an alternate payee of the portion of the Participant's accounts assigned to the alternate payee under the terms of such order.

     SECTION 13.3. EMPLOYMENT NON-CONTRACTUAL. The Plan confers no right upon an Employee to continue in employment.

     SECTION 13.4. LIMITATION OF RIGHTS. The Employers do not guarantee or promise to pay or to cause to be paid any of the benefits provided by the Plan. A Participant or distributee shall have no right, title or claim in or to any specific asset of the Trust Fund, but shall have the right only to idstributions from the Trust Fund on the terms and conditions herein provided.

     SECTION 13.5. MERGER OR CONSOLIDATION WITH ANOTHER PLAN. A merger or consolidation with, or transfer of assets or liabilities to, any other plan shall not be effected unless the terms of such merger, consolidation or transfer are such that each Participant, distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation, or transfer.

     SECTION 13.6.  GENDER AND PLURALS.   Wherever used in the Plan, words
in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

     SECTION 13.7. APPLICABLE LAW. The Plan and all rights hereunder shall be governed by and construed in accordance with the laws of the State of Delaware to the extent such laws have not been preempted by applicable federal law.

     SECTION 13.8. SEVERABILITY. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

     SECTION 13.9. NO GUARANTEE. None of the Company, the Employers, the Committee or the Trustee in any way guarantees the Trust from loss or depreciation nor the payment of any money that may be or become due to any person from the Trust Fund. Nothing herein contained shall be deemed to give any Participant, distributee, or Beneficiary an interest in any specific part of the Trust Fund or any other interest except the right to receive benefits out of the Trust Fund in accordance with the provisions of the Plan and the Trust Fund.

     SECTION 13.10. PLAN VOLUNTARY. Although it is intended that the Plan shall be continued and that contributions shall be made as herein provided, the Plan is entirely voluntary on the part of the Employers and the continuance of the Plan and the payment of contributions hereunder are not to be regarded as contractual obligations of the Employers.


                                      ARTICLE 14
                             TOP-HEAVY PLAN REQUIREMENTS

     SECTION 14.1. TOP-HEAVY PLAN DETERMINATION. If as of the determination date (as hereinafter defined) for any Plan Year (a) the sum of the account balances under the Plan and all other defined contribution plans in the aggregation group (as defined below) and (b) the present value of accrued benefits under all defined benefit plans in such aggregation group of all Participants in such plans who are key employees (as hereinafter defined) for such Plan Year exceeds 60 percent (60%) of the aggregate of the account balances and present value of accrued benefits of all Participants in such plans as of the determination date (as hereinafter defined), then the Plan shall be a "top-heavy plan" for such Plan Year, and the requirements of Sections 14.3 and 14.4 shall be applicable for such Plan Year as of the first day thereof. If the Plan is a top-heavy plan for any Plan Year and is not a top-heavy plan for any subsequent Plan Year, the requirements of this Article 14 shall not be applicable for such subsequent Plan Year.

     SECTION 14.2. DEFINITIONS AND SPECIAL RULES. (a) DEFINITIONS. For purposes of this Article 14, the following definitions shall apply:

         (1) DETERMINATION DATE. The determination date for all plans in the aggregation group shall be the last day of the preceding Plan Year, and the valuation date applicable to a determination date shall be (i) in the case of a defined contribution plan, the date as of which account balances are determined that is coinciding with or immediately precedes the determination date, and (ii) in the case of a defined benefit plan, the date as of which the most recent actuarial valuation for the Plan Year that includes the determination date is prepared, except that if any such plan specifies a different determination or valuation date, such different date shall be used with respect to such plan.

         (2) AGGREGATION GROUP. The aggregation group shall consist of (a) each plan of an Employer in which a key employee is a Participant, (b) each other plan that enables such a plan to be qualified under section 401(a) of the Code, and (c) any other plans of an Employer that the Company designates as part of the aggregation group.

         (3)  KEY EMPLOYEE.  Key employee shall have the meaning set forth in section 416(i) of the Code.

         (4) COMPENSATION. Compensation shall have the meaning set forth in U.S. Treasury Regulation section 1.415-2(d).

     (b) SPECIAL RULES. For the purpose of determining the accrued benefit or account balance of a Participant, the accrued benefit or account balance of any person who has not performed services for an employer at any time during the 5-year period ending on the determination date shall not be taken into account pursuant to this Section, and any person who received a distribution from a plan (including a plan that has terminated) in the aggregation group during the 5-year period ending on the last day of the preceding Plan Year shall be treated as a Participant in such plan, and any such distribution shall be included in such Participant's account balance or accrued benefit, as the case may be.

     SECTION 14.3.  MINIMUM CONTRIBUTION FOR TOP-HEAVY YEARS.
Notwithstanding any provision of the Plan to the contrary, the sum of the Employer contributions made pursuant to Article 4 allocated during any Plan Year to the accounts of each Participant (other than a key employee) for which the Plan is a top-heavy plan shall in no event be less than the lesser of (i) 3 percent (3%) of such Participant's compensation during such Plan Year and (ii) the highest percentage at which contributions are made on behalf of any key employee for such Plan Year. If during any Plan Year for which this Section
14.3 is applicable a defined benefit plan is included in the aggregation group and such defined benefit plan is a top-heavy plan for such Plan Year, the percentage set forth in clause (i) of the first sentence of this Section shall be 5 percent (5%). The percentage referred to in clause (ii) of the first sentence of this Section shall be obtained by dividing the aggregate of contributions made pursuant to Article 4 and pursuant to any other defined contribution plan that is required to be included in the aggregation group (other than a defined contribution plan that enables a defined benefit plan that is required to be included in such group to be qualified under section 401(a) of the Code) during the Plan Year on behalf of such key employee by such key employee's compensation for the Plan Year.

     SECTION 14.4. SPECIAL RULES FOR APPLYING STATUTORY LIMITATIONS ON BENEFITS. The provisions of this Section shall apply only with respect to Plan Years commencing prior to January 1, 2000.

     (a)  In any Plan Year for which the Plan is a top-heavy plan, clause
(2)(A)(II) of Section 7.5 shall be applied by substituting "100 percent (100%)" for "125 percent (125%)" appearing therein unless for any such Plan Year (i) the percentage of account balances of Participants who are key employees does not exceed 90 percent (90%) and (ii) employer contributions and forfeitures allocated to the accounts of Participants who are not key employees equals at least 4 percent (4%) of the compensation (within the meaning of section 415 of the Code) of each such Participant.

     (b)  In any Plan Year for which the Plan is a top-heavy plan, clause
(2)(B)(I) of Section 7.5 shall be applied by substituting "100 percent (100%)" for "125 percent (125%)" appearing therein unless for any such Plan Year (i) the percentage of accrued benefits of Participants who are key employees does not exceed 90 percent (90%) and (ii) the minimum accrued benefit of each Participant under all defined benefit plans in the aggregate group is at

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least 3 percent (3%) of his or her average compensation (determined under section 416 of the Code) multiplied by each year of Service after 1983, not in excess of 10, for which such plans are top-heavy plans.

                                   ARTICLE 15
                      AMENDMENT, ESTABLISHMENT OF SEPARATE
                              PLAN AND TERMINATION

     SECTION 15.1.  AMENDMENT.   The Company shall have the right to amend
the Plan at any time, and from time to time, by resolution of the Board of Directors. Any such amendment shall become effective as of the date the Board of Directors shall determine and may apply to Participants in the Plan at the time thereof as well as to future Participants.

     SECTION 15.2. ESTABLISHMENT OF SEPARATE PLAN. If an Employer withdraws from the Plan under Section 12.2, the Committee shall determine, in the manner hereinafter described, the portion of each of the funds of the Trust Fund which is allocable to the Participants (and Beneficiaries) of such Employer and direct the Trustee to segregate such portions in a separate trust. Such separate trust shall thereafter be held and administered as a part of the separate plan of such Employer.

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


     The portion of a fund in the Trust Fund applicable to the Participants (and Beneficiaries) of a particular Employer shall be an amount which bears the same ratio to the value of such fund as the total value of the fund accounts of Participants employed or formerly employed by such Employer bears to the total value of the fund accounts of all Participants and former Participants.

     SECTION 15.3. TERMINATION. Any Employer may at any time terminate its participation in the Plan by resolution of its board of directors to that effect. In the event of any such termination, or in the event of a partial termination of the Plan with respect to a group of Participants, the accounts which are applicable to the Participants with respect to whom the Plan is terminated shall become fully vested and shall not thereafter be subject to forfeiture. In the event that an Employer terminates its participation in the Plan, the Committee shall determine, in the manner provided in Section 15.2, the portion of the Trust Fund held by the Trustee which is applicable to the Participants (and Beneficiaries) of such Employer and direct the Trustee to distribute such portion to Participants (and Beneficiaries) in proportion to the balances of their respective accounts. A permanent suspension of contributions by an Employer shall be deemed a termination of such Employer's participation in the Plan for purposes of this Section. A complete discontinuance of contributions by an Employer shall be deemed a termination of such Employer's participation in the Plan for purposes of this Section.

     If the Internal Revenue Service shall refuse with respect to any Employer to issue an initial favorable determination letter that the Plan and Trust as adopted by such

Employer meet the requirements of section 401(a) of the Code and that the Trust is exempt from tax under section 501(a) of the Code, such Employer may terminate its participation in the Plan and the Company shall direct the Trustee to pay and deliver the portion of the Trust Fund applicable to the Participants and former Participants of such Employer, determined in the manner provided in Section 15.2, to such Employer and such Employer shall pay to Participants or their Beneficiaries the part of such Employer's portion of the Trust Fund which is attributable to contributions made by Participants.

     SECTION 15.4.  TRUST FUND TO BE APPLIED EXCLUSIVELY FOR PARTICIPANTS
AND THEIR BENEFICIARIES. Subject only to the provisions of Sections 4.6, 7.5 and 15.3, and any other provision of the Plan to the contrary notwithstanding, it shall be impossible for any part of the Trust Fund to be used for or diverted to any purpose not for the exclusive benefit of Participants and their beneficiaries either by operation or termination of the Plan, power of amendment or other means.

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

     IN WITNESS WHEREOF, Foundation Health Systems, Inc. has caused this instrument to be executed by its duly authorized officer.


                                   FOUNDATION HEALTH SYSTEMS, INC.

                                   By   /s/ Danny O. Smithson
                                       ---------------------------------------
                                       Danny O. Smithson
                                       Senior Vice President of Human Resources




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